This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                    ===========================================

                    COMPLETE APPRAISAL
                    OF REAL PROPERTY

                    Maschellmac I, II, III, IV
                    1000, 1020, 1040, 1060 First Avenue
                    Upper Merion Township
                    Montgomery County, Pennsylvania

                    ===========================================


                    IN A SELF-CONTAINED REPORT

                    As of July 1, 1997


                    Prepared For:

                    Goldman Sachs Mortgage Company
                    85 Broad Street
                    New York, New York 10004


                    Prepared By:

                    Cushman & Wakefield of Pennsylvania, Inc.
                    Valuation Advisory Services
                    Two Logan Square - 20th Floor
                    Philadelphia, Pennsylvania 19103

Cushman & Wakefield of Pennsylvania, Inc.                              CUSHMAN &
Two Logan Square                                                    WAKEFIELD(R)
Philadelphia, PA 19103                               A ROCKEFELLER GROUP COMPANY
(215) 963-4000




July 1, 1997




Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Re:     Complete Appraisal of Real Property
        Maschellmac I, II, III, IV
        1000, 1020, 1040, 1060 First Avenue
        Upper Merion Township
        Montgomery County, Pennsylvania

Dear Mr. Schechner:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leasehold estate in the subject property. The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

     This report was prepared for Goldman Sachs Mortgage Company and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

     This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

     The property was inspected by and the report was prepared by Paul R. Sullivan, MAI under the supervision of John B. Rush, MAI.

Mr. Sheridan Schechner
Goldman Sachs Mortgage Company          Page 2                      July 1, 1997



     Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leasehold estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 1, 1997, was:

                 FORTY ONE MILLION SIX HUNDRED THOUSAND DOLLARS
                                  ($41,600,000)

     The Maschellmac Complex includes four separate parcels more fully described within the body of this report. Individual cash flow projections have been prepared on each building leading to a conclusion of value on a building by building basis. The individual values are as follows:

     Building l - Maschellmac I, 1000 First Avenue           $8,900,000
     Building 2 - Maschellmac II, 1020 First Avenue         $11,000,000
     Building 3 - Maschellmac III, 1040 First Avenue        $11,300,000
     Building 4 - Maschellmac IV, 1060 First Avenue         $10,400,000

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,


Cushman & Wakefield of Pennsylvania, Inc.


/s/ Paul R. Sullivan

Paul R. Sullivan, MAI
State Certified Appraiser No. GA - 000351-L



/s/ John B. Rush

John B. Rush, MAI
State Certified Appraiser No. GA - 000331-L


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------


====================================================================================================================================

                                              SUMMARY OF SALIENT FACTS AND CONCLUSIONS

====================================================================================================================================
   Property     Location                      Property Type     Land Area        Building       Constructed        Zoning
                                                                                   Area
====================================================================================================================================
                 1000 First Avenue
MaschellmacI     Upper Merion Township        4 story office    7.4 acres        74,872+/-s.f.       1982         SM,Suburban
                 Montgomery County, PA          building                                                          Metropolitan

                 1020 First Avenue
MaschellmacII    Upper Merion Township        4 story offce     5.6 acres        74,556+/-s.f.       1984         SM,Suburban
                 Montgomery County, PA          building                                                          Metropolitan

                 1040 First Avenue
MaschellmacIII   Upper Merion Township        4 story offce     4.8 acres        75,488+/-s.f.       1985         SM,Suburban
                 Montgomery County, PA          building                                                          Metropolitan

                 1060 First Avenue
MaschellmacIV    Upper Merion Township        4 story offce     6.7 acres        77,718+/-s.f.       1986         SM,Suburban
                 Montgomery County, PA          building                                                          Metropolitan
====================================================================================================================================




================================================================================
                         Highest and Best Use
   Property           As Vacant            As Improved             Value
                                                                 Conclusion
================================================================================
MaschellmacI          Future offce         Continued             $8,900,000
                      development          offce use

MaschellmacII         Future offce         Continued            $11,000,000
                      development          offce use

MaschellmacIII        Future offce         Continued            $11,300,000
                      development          offce use

MaschellmacIV         Future offce         Continued            $10,400,000
                      development          offce use

================================================================================

                                            PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================





                               [GRAPHIC OMITTED]





                              View of Maschellmac I
                                1000 First Avenue






                               [GRAPHIC OMITTED]




                             View of Maschellmac II
                                1020 First Avenue

                                            Photographs of Subject Property
================================================================================




                                [GRAPHIC OMITTED]




                             View of Maschellmac III
                                1040 First Avenue





                                [GRAPHIC OMITTED]




                             View of Maschellmac IV
                                1060 First Avenue

                                            Photographs of Subject Property
================================================================================




                                [GRAPHIC OMITTED]




                         Partial View Looking Northwest






                                [GRAPHIC OMITTED]



                             View Along First Avenue

                                                          TABLE OF CONTENTS
================================================================================


                                                                            Page
PHOTOGRAPHS OF SUBJECT PROPERTY ...........................................    1

INTRODUCTION ..............................................................    1
     Identification of Property ...........................................    1
     Property Ownership and Recent History ................................    1
     Purpose, Function and Scope of the Appraisal .........................    1
     Extent of the Appraisal Process ......................................    1
     Date of Value and Property Inspection ................................    2
     Property Rights Appraised ............................................    2
     Definitions of Value, Interest Appraised, and Other Pertinent Terms ..    2
     Legal Description ....................................................    3

REGIONAL ANALYSIS .........................................................    4

MARKET ANALYSIS ...........................................................    9

PROPERTY DESCRIPTION ......................................................   16
     Site Description .....................................................   16
     Improvements Description .............................................   16

REAL PROPERTY TAXES AND ASSESSMENTS .......................................   36

ZONING ....................................................................   39

HIGHEST AND BEST USE ......................................................   41

VALUATION PROCESS .........................................................   43

SALES COMPARISON APPROACH .................................................   45

INCOME CAPITALIZATION APPROACH ............................................   53

RECONCILIATION AND FINAL VALUE ESTIMATE ...................................   77

ASSUMPTIONS AND LIMITING CONDITIONS .......................................   79

CERTIFICATION OF APPRAISAL ................................................   82

ADDENDA ...................................................................   83



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               INTRODUCTION
================================================================================

Identification of Property

     This is a four building office complex called Maschellmac I, II, III, IV and located in the King of Prussia area of Montgomery County, Pennsylvania. It is an attractive and modern four story complex located at the corner of First Avenue and Moore Road, about one-third of a mile from the intersection of the Schuylkill Expressway and the Pennsylvania Turnpike. The street address is 1000, 1020, 1040, and 1060 First Avenue, King of Prussia, Montgomery County, Pennsylvania.

     This is a modern four-story complex built between 1982 and 1986 on individual ground leases ranging in size between 4.8 acres and 7.4 acres and containing a total area of 24.50 acres. The buildings contain 302,634 net rentable square feet. The buildings are modern in appearance and functional in design. On the effective date of appraisal, occupancy stood at 100 percent.

Property Ownership and Recent History

     The improvements were built between 1982 and 1986 by its current owner, Bell Atlantic Properties, Inc. on land leased from Northern Trust Company, Trustee. There are four individual land leases covering the four phase development of Maschellmac. On the facing page is a summary of the four land leases. No transfers have occurred in the last three years.

Purpose and Intended Use of the Appraisal

     The purpose of this appraisal is to estimate the market value of the leasehold estate on July 1, 1997. The appraisal is to be used to monitor the performance of a portfolio asset.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with Mr. Christian L. Rodenhaver, the manager.

     o Interviewed Mr. Christian L. Rodenhaver of the property management company, Atlantic American Properties.

     o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager.

     o Reviewed a detailed history of income and expense and a budget forecast for 1997 including the budget for planned capital expenditures and repairs.

     o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

     o Prepared an estimate of stabilized income and expense (for capitalization purposes).

================================================================================

                                      -1-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Introduction
================================================================================

     o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

     o    Prepared Sales Comparison and Income Approaches to value.

Date of Value and Property Inspection

     The date of value is July 1, 1997. We inspected the property on May 30, 1997.

Property Rights Appraised

     Leasehold estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Introduction
================================================================================

          Our analysis of comparable sales indicates that an Exposure Time of between 6 and 12 months was typical for facilities like the subject. Therefore, based upon our analysis of comparable sales in conjunction with the physical, locational and economic characteristics of the subject property, it is our opinion that an Exposure Time of approximately six months would be typical prior to our market value conclusion as of the date of valuation.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

     Leasehold Estate

     The right to use and occupy real property for a stated term and under certain conditions; conveyed by a lease.

     Value As Is

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Legal Description

     The property is legally identified by the Montgomery County Assessor's Office, as Lots 2, 31, 32, and 33 contained within Block 27A in Upper Merion Township, Pennsylvania. We have not been provided with the metes and bounds legal description of this site, therefore, none is exhibited.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               REGIONAL ANALYSIS
================================================================================

Philadelphia Metropolitan Area

     The subject property is located in the northwest quadrant of the Philadelphia Metropolitan Area in Montgomery County, Pennsylvania. The Philadelphia Metropolitan Area, itself, encompasses over 3,500 square miles through the counties immediately surrounding the city in both Pennsylvania and New Jersey. The greater metropolitan area is actually part of a larger economic and geographic entity known as the Delaware Valley, which extends from Trenton, New Jersey at the north to Wilmington, Delaware at the south. The Delaware Valley is a closely integrated market which pervades the many political subdivisions incorporated in it.

Population

     According to the most recent estimate of the Federal Census Bureau, the Philadelphia Metropolitan Area has the fourth largest population in the nation after Los Angeles, New York, and Chicago. The currently reported population of about five million represents a .4 percent increase over that counted in 1990. The statistics indicated population growth in the suburban counties surrounding Philadelphia, with a decline in the city itself. The current population of Montgomery County is reported to be about 707,000, an increase of approximately
4.3 percent since 1990. These statistics are significant in that demographers believe population growth is directly tied to employment growth.

================================================================================
                              Population Statistics
                         Philadelphia Metropolitan Area
                                 (in Thousands)
================================================================================
                                                        %                   %
       County                     1980      1990     Change    1996      Change
================================================================================
Bucks                             483.8     541.2    +11.9%    576.1     +6.4%
--------------------------------------------------------------------------------
Chester                           320.1     376.4    +17.6%    403.8     +7.3%
--------------------------------------------------------------------------------
Delaware                          552.2     547.7     -0.8%    547.2      -.1%
--------------------------------------------------------------------------------
Montgomery                        644.6     678.1     +5.2%    707.0     +4.3%
--------------------------------------------------------------------------------
Philadelphia                    1,668.2   1,585.6     -5.0%  1,503.0     -5.2%
--------------------------------------------------------------------------------
Burlington                        366.0     395.1     +8.0%    402.4     +1.8%
--------------------------------------------------------------------------------
Camden                            472.8     502.8     +6.4%    505.5      +.5%
--------------------------------------------------------------------------------
Gloucester                        202.1     230.1    +13.9%    245.2     +6.6%
--------------------------------------------------------------------------------
Salem                              65.0      65.3     +0.5%     64.1     -1.8%
================================================================================
Total Metropolitan Area         4,774.8   4,922.3     +3.1%  4,954.3     +0.7%
================================================================================
Source: U.S. Census Bureau
================================================================================

Employment

     The traditional economic base of the region was once heavy manufacturing. Concurrent with national trends, the regional economy has now shifted toward a skilled/service oriented base. Approximately 35 percent of the region's 2.2+/- million in the wage and salary workforce is now employed in the service industries, as contrasted with the approximate 14 percent employed in manufacturing. Furthermore, another 23 percent of the region's workforce is employed in the wholesale and retail trades, while only 14 percent is employed by government.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

================================================================================================
                                 Philadelphia Metropolitan Area
                                  January Employment Statistics
                                         (In Thousands)
================================================================================================
      Industry Classification                 1990        1995     (DELTA)      1997     (DELTA)
================================================================================================
Manufacturing                                 358.6      311.8      -2.6%       305.6     -2.0%
------------------------------------------------------------------------------------------------
Construction & Mining                          95.4       73.9      +6.0%        73.2     -1.0%
------------------------------------------------------------------------------------------------
Transportation, Communication & Utilities      99.0      104.5      +3.3%       104.7     +1.9%
------------------------------------------------------------------------------------------------
Wholesale & Retail Trades                     508.0      482.8      -2.3%       494.6     +2.4%
------------------------------------------------------------------------------------------------
Finance, Insurance & Real Estate              167.6      155.1      -1.3%       154.2     -0.6%
------------------------------------------------------------------------------------------------
Services                                      659.1      717.5      +4.3%       765.4     +6.7%
------------------------------------------------------------------------------------------------
Government                                    308.4      303.3      +0.6%       298.7     -1.5%
------------------------------------------------------------------------------------------------
Total Wage & Salary Employment              2,196.1    2,148.9      +0.8%     2,196.4     +2.2%
------------------------------------------------------------------------------------------------
Total Civilian Labor Force                  2,409.0    2,397.6      -0.9%     2,450.3     +2.2%
------------------------------------------------------------------------------------------------
Unemployment                                  114.1      143.5                  123.3
------------------------------------------------------------------------------------------------
Unemployment Rate                               4.7%       6.0%                   5.0%
================================================================================================
Source: Pennsylvania Department of Labor and Industry
================================================================================================

     According to statistics prepared by the Pennsylvania Department of Industry and Labor, wage and salary employment in the Philadelphia Metropolitan Area increased by 47,500 jobs or 2.2 percent between 1995 and 1997. Additionally, the total civilian labor force which includes wage and salary employment plus those who are self-employed increased by 52,700 workers. As can be seen, a vast majority of this growth in employment is in the service industries and the wholesale and retail trades. The continued growth in the service industries as well as the relative stability in the finance, insurance and real estate classification is significant to real property like the subject as it is from these groups that the occupants of office space come.

     The state Department of Industry and Labor reports that, within the service industries, business services, particularly temporary help agencies and accounting firms, led this employment classification with a growth of 27,900 jobs created since 1992. Second place goes to medical services with 12,600 new jobs created in the Philadelphia Metropolitan Area over the past four years. Private sector education was third growing by 19,900 jobs. A listing of the ten largest employers in Montgomery County alone bears out these statistics.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

================================================================================
                          Largest Non-Public Employers
                                Montgomery County
--------------------------------------------------------------------------------
           Employer              Local Employees       Product or Service
================================================================================
Prudential Insurance Company          6,720        Insurance; Financial Services
--------------------------------------------------------------------------------
Martin Marietta                       5,700        Defense & Space Equipment
--------------------------------------------------------------------------------
Merck & Co.                           5,200        Pharmaceuticals
--------------------------------------------------------------------------------
SmithKline Beecham                    3,650        Pharmaceuticals; R&D
--------------------------------------------------------------------------------
Main Line Health System               3,480        Home Health Care
--------------------------------------------------------------------------------
Rhone-Poulenc Rorer, Inc.             2,600        Pharmaceuticals
--------------------------------------------------------------------------------
Unisys Corp.                          2,600        Computer Equipment/Software
--------------------------------------------------------------------------------
U.S. HealthCare, Inc.                 2,388        Managed Health Care Plans
--------------------------------------------------------------------------------
Ford Electronics                      2,300        Automotive Electronics
--------------------------------------------------------------------------------
Abington Memorial Hospital            1,921        Teaching Hospital
================================================================================
Source: Philadelphia Business Journal
================================================================================

     According to the Pennsylvania Department of Labor and Industry, the March, 1997 unemployment rate in the nine county Philadelphia Metropolitan Area was 4.9 percent as compared to 5.1 percent for the Commonwealth of Pennsylvania and 5.2 percent for the U.S. as a whole. Montgomery County had a 3.7 percent unemployment rate in March, 1997 which was one of the lowest unemployment rates of any county in Pennsylvania.

Income

     The median effective household buying income or disposable income after federal taxes in the Philadelphia Metropolitan Area is currently estimated to be $44,815. Throughout the region, it is estimated that 11.4 percent of the 1.8 million households have an effective buying income under $20,000 annually. For the entire metropolitan area, 43.9 percent of households have yearly EBI in excess of $50,000. Montgomery County has the second highest current median household income level in the Metropolitan Area at $54,711 per dwelling unit.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

                                Income Statistics
                         Philadelphia Metropolitan Area
================================================================================
                                            Effective
                                           Buying Income      Median Household
       County               Households     (in Thousands)           EBI
================================================================================
Bucks                         201,200       $12,262,322           $53,117
--------------------------------------------------------------------------------
Chester                       141,500         9,721,125            56,581
--------------------------------------------------------------------------------
Delaware                      202,700        11,060,641            45,752
--------------------------------------------------------------------------------
Montgomery                    267,400        18,535,055            54,711
--------------------------------------------------------------------------------
Philadelphia                  577,300        22,803,611            31,682
--------------------------------------------------------------------------------
Burlington                    139,900         7,995,281            49,379
--------------------------------------------------------------------------------
Camden                        179,200         9,980,971            47,387
--------------------------------------------------------------------------------
Gloucester                     83,100         4,672,913            51,405
--------------------------------------------------------------------------------
Salem                          23,700         1,195,590            45,095
================================================================================
Total                       1,816,000       $98,227,509           $44,815
================================================================================
Source: Sales & Marketing Management
================================================================================

Retail Sales

     Retail sales in the Philadelphia Metropolitan Area are currently estimated to approach $44.3 billion annually. The Philadelphia area ranked fourth nationally behind Chicago, Los Angeles, New York and Washington, DC in total retail sales for 1995, the last year for which statistics are currently available. Retail sales in this metropolitan area have increased at a compound annual rate of 4.2 percent since 1990. Within Montgomery County, annual retail sales for 1995 were estimated to be about $8.6 billion, which were 2.6 percent higher than the previous year sales. Since 1989, retail sales in Montgomery County have been erratic but have increased overall at a compound annual rate of
2.2 percent.

================================================================================
                                  Retail Sales
              Philadelphia Metropolitan Area and Montgomery County
                                 (in Thousands)
================================================================================
               Metropolitan                         Montgomery
Year           Philadelphia      % Change             County          % Change
================================================================================
1989           $35,816,878           --             $7,544,275             --
--------------------------------------------------------------------------------
1990           $36,033,312         +0.6%             $7,357,913         -2.5%
--------------------------------------------------------------------------------
1991           $35,120,446         -2.5%             $7,079,937         -3.8%
--------------------------------------------------------------------------------
1992           $39,811,716        +12.2%             $8,016,495        +13.2%
--------------------------------------------------------------------------------
1993           $40,858,286         +2.6%             $8,358,755         +4.3%
--------------------------------------------------------------------------------
1994           $43,480,561         +6.4%             $8,366,567         +0.1%
--------------------------------------------------------------------------------
1995           $44,309,612         +1.9%             $8,581,033         +2.6%
--------------------------------------------------------------------------------
Compound Annual Change             +4.2%                                +2.2
================================================================================
Source: Sales & Marketing Management 1990-1996
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Linkages

     The Philadelphia Metropolitan Area benefits from an admirable transportation system linking the region to the rest of the nation and points throughout the world. The Port of Philadelphia is one of the largest fresh water ports in the country. The Philadelphia International Airport provides service to most major North American cities and many European destinations. From its central location in the heart of the eastern megalopolis, excellent highway and rail accessibility is also available.

Cultural, Educational and Recreational Resources

     Educational opportunities abound throughout the region, with twelve major colleges and universities located here. There are also four teaching medical college hospitals in the Philadelphia area. As the nation's fourth largest urban center and first capital, cultural and recreational activities available to the populace are widely diverse.

Conclusions

     The central core of this metropolitan area, the City of Philadelphia, continues to experience a fiscal crisis precipitated by a diminishing tax base and the increased need for new and costly municipal services. However, the current administration and council are now cooperating to promote fiscal responsibility which has created the city's first operating surplus in years. On the other hand, the surrounding suburban counties have been the focus of the region's population and job growth over the last decade. This trend is expected to continue into the next century.

     Overall, the Philadelphia Metropolitan Area is an older, densely developed region with a mature economy which can only be expected to grow less and at a slower pace in the months and years to come. Taxes and labor costs throughout the Northeastern United States are higher than elsewhere so that the opportunities for low cost start-up companies are less. Fortunately, the patchwork of existing small to mid-sized companies in the Philadelphia Metropolitan Area should protect this region from the severe economic shocks seen in many single industry towns.

     Thus, over the long term, the Philadelphia Metropolitan Area benefits from a diversified economic base which should protect the region from the effects of wide swings in the economy. The region's strategic location along the eastern seaboard and its reputation as a major business center should further enhance the area's long term outlook. The region's real estate market is advancing steadily toward equilibrium in most sectors. It is our conclusion that the long term trends of the region should eventually exert positive influences on the values of well located and well designed real property.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            MARKET ANALYSIS
================================================================================

General Overview

     Office buildings, as an asset class, are attracting renewed interest from investors in the current market. Many believe suburban office buildings offer the greatest upside potential among the various property types. In many markets now, vacancy rates have declined among the best quality suburban office buildings while rental rates have begun to appreciate for the first time this decade in response to that shift in demand. Prices for Class A office complexes have thus increased over the past twelve months as buyers seek to profit from this shift in the market.

     The office employment which is occurring now comes from small and mid-sized technologically sophisticated firms. These, more than most, seek suburban locations which are close to their employees. By moving closer to their employees, commuting time is less which, some say, creates a more productive workforce. Frequently, occupancy costs are lower in the suburbs than in the urban core which translates back into corporate profitability. The subject property benefits from such trends, particularly due to its location in the western suburbs of Philadelphia.

     The lack of new construction is also viewed as a positive in the office market. Though firms are leasing less space per employee than ever before, office building owners now have a stronger negotiating position as demand begins to outpace supply. Still, in most communities, there is plenty of land available for new competition.

     The subject property shares in these macro-market observations and trends. More importantly, the subject competes in its own micro-market for tenants, users and ultimately, investment returns. The following points highlight conditions in the local marketplace.

Market Supply

     The subject property competes for tenants in the King of Prussia/Valley Forge/Route 202 Corridor which extends from King of Prussia at the north to West Chester at the south. At the end of the first quarter - 1997, there were approximately 9.5 million square of commercial office space along the Route 202 Corridor competing for tenants. Of this total, about 7 million square feet are Class A office space like the subject.

=====================================================================================
                             Office Market Overview
                 King of Prussia/Valley Forge/Route 202 Corridor
                                  March 31,1997
=====================================================================================
Class of Space           Total Inventory       Total Area Available     Vacancy Rate
-------------------------------------------------------------------------------------
       A                 6,952,466 SF               216,850 SF               3.1%
       B                 2,521,471 SF               624,327 SF              24.8%
-------------------------------------------------------------------------------------
Total Inventory          9,473,937 SF               841,177 SF               8.9%
=====================================================================================

     As of March 31, 1997, total vacancy in this marketplace was reported to be
8.9 percent. This is down 110 basis points from December 31, 1996 and considerably less than the peak 20.3 percent reported at year-end 1993. The latest figures report vacancy in the Class A segment of the Route 202 Corridor market to be only 6.2 percent.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Market Analysis
================================================================================

===========================================================================================================
                                           Historic Vacancy Rates
                              King of Prussia/Valley Forge/Route 202 Corridor
===========================================================================================================
  Period Ending                Total Availibilities             Vacancy Rate              New Construction
===========================================================================================================
   March, 1997                       841,177 SF                      8.9%                   44,000 SF
December, 1996                       927,942 SF                     10.0%                     - 0 -
December, 1995                     1,642,682 SF                     17.7%                     - 0 -
December, 1994                     1,892,331 SF                     20.3%                     - 0 -
December, 1993                     1,497,602 SF                     17.7%                     - 0 -
December, 1992                     1,460,417 SF                     17.4%                  134,672 SF
===========================================================================================================

     Within the commercial office market, some space must be maintained at all times to accommodate the constant shifting of tenants. A shortage in available inventory is indicated in the market when there is a discernible lack of prime contiguous office space for larger users. Under these conditions, new construction is stimulated. At present, there are limited blocks of contiguous space within this market place. However, Trammel Crow has proposed developing a 186,000+/- square foot office complex at the intersection of Routes 202 and 401. Additionally, Liberty property Trust is now completely renovating a 65,000+/- square foot building at 500 Swedesford Road in the Wayne section of Chester County. Finally, the Terramics Property Company is now constructing a 44,000+/- square foot build-to-suit office building for Unisource in the Berwyn area. Thus, the market is stirring toward additional inventory now that the overall vacancy rate has declined into single digits.

     The northern section of the King of Prussia/Valley Forge/Route 202 Corridor is substantially developed, but the southern end of the corridor still offers substantial land available for future development. However, financing requirements continue to be stringent which will curtail rampant, speculative development. Without a financially responsible lead tenant or user, construction and permanent financing is difficult to obtain at this time.

Market Demand

     Market demand for office space is primarily measured by absorption statistics. Demand for office space along the King of Prussia/Valley Forge/Route 202 Corridor marketplace has historically come from the movement of users outward from the City of Philadelphia and from the formation of new high tech/service oriented businesses. From an overall market perspective, absorption statistics are highly indicative of long term growth or decline. Among the various properties which compete for tenants, leasing activity serves as an indication of movement around a specific marketplace.

     Where absorption is the net change in occupied space over a period of time, leasing is the sum of all completed transactions in a given time period. Leasing statistics are an important consideration in an office market analysis as they can show the amount of continued interest in a specific marketplace and product type. Typically, new construction benefits in a market with strong leasing statistics as tenants "trade-up" to the latest buildings from older complexes.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Market Analysis
================================================================================

================================================================================
                   Historic Absorption and Leasing Statistics
                 King of Prussia/Valley Forge/Route 202 Corridor
================================================================================
     Period Ending                     Absorption                    Leasing
================================================================================
        March, 1997                    161,007 SF                   215,579 SF
     December, 1996                    559,475 SF                   981,408 SF
     December, 1995                    286,516 SF                 1,331,875 SF
     December, 1994                   -219,546 SF                   846,454 SF
     December, 1993                     53,668 SF                   926,116 SF
     December, 1992                     -2,684 SF                   993,714 SF
================================================================================

     During the first quarter of 1997, absorption in this marketplace was a positive 161,000+/- square feet. This is on top of the 559,000 absorbed during 1996 and is indicative of the renewed demand for office space in this market. Leasing statistics during the first quarter of 1997 were also favorable and have been for many years.

     Office occupancies are now being affected by American business' need to compete globally and an application of new technologies to the way white collar employment is conducted. In order to compete, many corporations are downsizing their operations, forcing fewer employees to do more in less space. Also, technologies like portable phone systems and voice mail enable many to work for extended periods outside their base of operations. Many of these new jobs are frequently held by workers who can perform their services from home offices, clients' offices or under "hoteling" arrangements.

     Given current market dynamics, it becomes apparent that new office space will be needed in the near term. This, of course, bodes well for current investors with the patience and wherewithal to wait for that expected turn of events. With anticipated demand, it would appear that upside potential exists in well located and functionally designed office properties. We note, however, that discipline will need to continue among financiers of such projects or a return to the economic bust of the late Eighties will result.

Rental Rates

     The average face rental rate for Class A office space in the King of Prussia/Valley Forge/Route 202 Corridor marketplace at the end of 1996 was $21.75 per square foot of rentable building area on a full service basis. This represents almost a 7 percent increase over that reported at year-end 1995 and can be traced part way to a 770 basis point decline in the overall market vacancy rate. Class B space typically rents at a 15 to 20 percent discount from that achieved in the Class A segment of the market.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Market Analysis
================================================================================

============================================================================================================
                                  Average Historic Face Office Rental Rates
                               King of Prussia/Valley Forge/Route 202 Corridor
                                             Full Service Basis
============================================================================================================
      Date              Class A Rent      (DELTA)        Class B Rent       (DELTA)        CPI       (DELTA)
============================================================================================================
   March, 1997           $21.82/SF         +0.32%         $17.50/SF          +0.86%       166.1      +1.10%
December, 1996           $21.75/SF         +6.98%         $17.35/SF         +10.44%       164.3      +3.39%
December, 1995           $20.33/SF         -3.05%         $15.71/SF         + 6.15%       159.1      +2.38%
December, 1994           $20.97/SF         +2.84%         $14.80/SF         - 8.02%       155.4      +2.71%
December, 1993           $20.39/SF         +5.43%         $16.09/SF         + 5.44%       151.3      +2.58%
December, 1992           $19.34/SF         -0.82%         $15.26/SF         - 4.33%       147.5      +2.15%
============================================================================================================

     A tight Class A office market will precipitate new construction. In order to economically justify construction, users must first be willing to pay higher rents than are now being achieved in the competitive open market. Rents are moving in a positive direction in response to demand outpacing supply which bodes well for well designed and well maintained real property in both classes of office space.

Concessions

     Rent abatement had been a standard inducement to tenants during the late Eighties and very early Nineties, but are now not frequently being granted. In order to win new tenants, landlords had been paying for tenant requested office finishes well over the standard work letter. In some instances, landlords were also paying the tenants' moving charges, assuming the rental payments on the tenants' existing leases, and even making cash bonus payments to the tenants in order to entice them to a new project. Most of these types of concessions have ceased though as capital for such items has all but effectively been removed from the current market. While there are still instances of free rent being quoted, the current trend is definitely toward effective rents.

Tenant Improvements Costs

     In the leasing of brand new professional office space, a building standard for interior finishes is established. Should a particular tenant desire interior office finishes which exceed the established building standard, then that tenant must reimburse the landlord for constructing them. The standard work letter for brand new first generation office space in suburban Philadelphia is approximately $20.00 per square foot of rentable area. The cost for tenant requested interior office finishes which exceed these standards are generally borne by the lessee. In relet, second generation space, however, the cost of tenant alterations is considerably less as many materials can be recycled.

     The trend of the current marketplace, particularly in second generation space, has been to work with what is in place. From ownership's perspective, cash for tenant improvements is scarce so that avoiding demolition and reconstruction costs is important. We are informed that tenants are also less demanding in their space improvements needs in order to secure a more favorable rental rate in these competitive times for American business.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Market Analysis
================================================================================

     In general terms, a simple re-painting and re-carpeting and cleaning of ceiling tiles can cost from $5.00 to $8.00 per square foot of rentable area. When some demolition and reconstruction is necessary, tenant improvement costs easily escalate to the $10.00 to $15.00 per square foot range. A complete demolition and reconstruction of a major tenant area or full floor will cost from $18.00 to $25.00 per square foot in the current market. The amortization of these costs over the term of the lease is expensive and will lower ownership's return.

Leasing Commissions

     The standard market practice for leasing commissions at office space in suburban Philadelphia is six percent of the first year's negotiated rent, five percent of the second, four percent of the third, three percent of each subsequent year's gross rent - all payable at initial occupancy. On a weighted average basis for a five year lease, commissions would amount to 4.2 percent of the aggregate rent negotiated; that for a ten year lease becomes 3.6 percent. For a renewal, half those amounts is customary but open to negotiation between ownership and the brokerage community. In any event, the cost of leasing commissions is an expense to ownership beyond the general operations of the real estate.

Direct Competition

     On the opposing page is a listing of properties which we feel are direct competition to the subject property. As can be seen from the foregoing summary, there are approximately 1.5 million square feet of office space among these direct competitors. This competition is exhibiting a vacancy rate of 6.9 percent which is less than the overall market.

The Subject's Competitive Position

     The subject property lies at the northern end of the King of Prussia/Valley Forge/Route 202 Corridor. The northern end is considered superior to the southern end being closer to King of Prussia where a majority of development evolved over the past three decades. As population expands outward, the southern end is becoming more attractive to users of office space. It remains, though, secondary in the overall market. The subject property is located within the King of Prussia Industrial Park in the northwestern portion of Upper Merion Township, Montgomery County, Pennsylvania.

     This area is regarded as one of the premier industrial and office locations within the greater Philadelphia area. The Route 202 Corridor, which extends from West Chester in the southwestern suburbs to Horsham Township in the northwest suburbs, has experienced rapid industrial and office development. King of Prussia is approximately at the midpoint of the corridor and has generally been the focus of most of the development.

     The area's rapid growth is due in part to the highly accessible road network serving the neighborhood. This includes the Pennsylvania Turnpike, I-76/276, Schuylkill Expressway, I-76, US Route 202 (DeKalb Pike) and US Route 422, the Pottstown Expressway, all of which converge in King of Prussia. Additionally, there is an extensive branch of secondary roads which facilitate movement in the area.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Market Analysis
================================================================================

     The area immediately surrounding and directly influencing the subject is characterized by industrial and office uses. Office uses include Maschellmac Complex, Metropolitan Business Center and a number of smaller single and multi-tenant buildings. Major companies within the park include Martin Marietta, Alo Chemical, United Refrigeration, Harris Fulfillment, General Electric, Smith-Kline Beecham, Centennial Printing, Executone Information Systems, C. B. Ives, Rorer Group, Inc., among others.

Conclusions

     The overall marketplace of the subject is exhibiting a vacancy rate of 8.9 percent. Absorption and leasing remain strong in this market leading rental rates to increase at a pace which is greater than inflation in the general economy. New construction is contemplated, but is held in check by stringent financing policies. Still, with rental rates on the rise, the costs associated with new development become more economic.

     The southern end of the King of Prussia/Valley Forge/Route 202 Corridor will be the focus of much of this new development as that is where the most land exists for construction. Suburban areas are expected to be the focus of job creation well into the next century. However, while forecasts call for an expansion in office type employment, the absolute amount of that will be less than previously experienced in the boom years of the Eighties.

     The subject is positioned in a successful business campus which is dominated by high-tech, owner users of real property. It affords a functional design which is conducive primarily to multi-tenant occupancy. With competent ownership, efficient management and aggressive promotion, we believe the subject property will favorably compete in this market.

Exposure Time

     Exposure Time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the estimated market value on the effective date of the appraisal. It is a retrospective estimate based upon an analysis of past events assuming a competitive and open market. Thus, Exposure Time is presumed to precede the effective date of the appraisal.

     Our analysis of comparable sales indicates that an Exposure Time of between 6 and 9 months was typical for office facilities. Therefore, based upon our analysis of comparable sales in conjunction with the physical, locational and economic characteristics of the subject property, it is our opinion that an Exposure Time of approximately 6 months would be typical prior to our market value conclusion as of the date of valuation.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                        PROPERTY DESCRIPTION
================================================================================

The Subject Property

     The subject property consists of 4 separate parcels of real estate. Each of the sites is improved with a four story office building. As indicated on the Tax Map on the facing page, the sites are designated at Block 27A, Lots 2, 31, 32 and 33. The following is more detailed description of the 4 parcels which comprise the subject property:

Site Descriptions

     On the opposing page is a presentation of site specific characteristics for the 4 parcels which comprise the subject property. In our appraisals of these parcels, we did not receive nor review a soil report. However, we assume that the soil's load-bearing capacity is sufficient to support all existing structures. The sites' drainage appears to be adequate.

     We were not given a title report to review. We do not know of any other easements, encroachments or restrictions, other than normal utility easements that would adversely affect the sites' uses. However, we recommend a title search to determine whether any adverse conditions exist.

     We were not given a Wetlands survey to review either. If subsequent engineering data reveal the presence of regulated wetlands areas, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

     According to Community Panel #420957-0001A, National Flood Insurance Rate Map, effective November 16, 1977, the parcels are located in Flood Hazard Zone A, an area outside the 100 year flood plain, except for a portion of Maschellmac
IV. A portion of this parcel is within the 100 year flood plain of the Trout Creek.

     No evidence of toxic or hazardous substances were observed during our inspection of the sites. However, we are not trained to perform technical environmental inspections. A professional study is recommended for final determination of any presence of toxic substances.

     Overall, the sites are typical of business campus development in the area, functionally adequate and well suited for that use.

Descriptions of Improvements

     On the following opposing page is a presentation of general physical characteristics for the 4 buildings which are part of the subject property. The reader will note that we have not made, nor are we qualified by training to make, a compliance survey of the properties with the American with Disabilities Act (ADA). Since we have not been provided with the results of a professional survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the real estate.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

     Additionally, we are not aware of any potentially hazardous materials which may have been used in the construction of the improvements to the subject site. Again, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if any exist. Finally, no personal property is included in our analysis of the subject property The following paragraphs describe specific important attributes for each building:

     Maschellmac I, is a multi-tenant office building with brick exterior walls, solar bronze tinted glass windows, and built-up roof cover. The building has two Dover 2,500 lb. capacity elevators, fully sprinklered and roof mounted package heating and air conditioning units.

     Layout typically consists of front entrance lobby, elevator bank, men's and women's washroom and office suites. Upper floors have similar layouts. Office finishes include primarily carpeted floors, fabric covered walls and acoustical tile ceilings with recessed fluorescent lighting fixtures. Washrooms have ceramic tile floors, painted walls and acoustical tile ceilings. The improvements are situated on a well landscaped lot with adequate on-site parking.

     Maschellmac II, is a single-tenant office building with brick exterior walls, solar bronze tinted glass windows, and built-up roof cover. The building has two Dover 2,500 lb. capacity elevators, fully sprinklered and roof mounted package heating and air conditioning units.

     Layout typically consists of front entrance lobby, elevator bank, men's and women's washroom and office suites. Upper floors have similar layouts. Office finishes include primarily carpeted floors, fabric covered walls and acoustical tile ceilings with recessed fluorescent lighting fixtures. Washrooms have ceramic tile floors, painted walls and acoustical tile ceilings. The improvements are situated on a well landscaped lot with adequate on-site parking.

     Maschellmac III, is a multi-tenant office building with brick exterior walls, solar bronze tinted glass windows, and built-up roof cover. The building has two Dover 2,500 lb. capacity elevators, fully sprinklered and roof mounted package heating and air conditioning units.

     Layout typically consists of front entrance lobby, elevator bank, men's and women's washroom and office suites. Upper floors have similar layouts. Office finishes include primarily carpeted floors, fabric covered walls and acoustical tile ceilings with recessed fluorescent lighting fixtures. Washrooms have ceramic tile floors, painted walls and acoustical tile ceilings. The improvements are situated on a well landscaped lot with adequate on-site parking.

     Maschellmac IV, is a multi-tenant office building with brick exterior walls, solar bronze tinted glass windows, and built-up roof cover. The building has two Dover 2,500 lb. capacity elevators, fully sprinklered and roof mounted package heating and air conditioning units.

     Layout typically consists of front entrance lobby, elevator bank, men's and women's washroom and office suites. Upper floors have similar layouts. Office finishes include primarily carpeted floors, fabric covered walls and acoustical tile ceilings with recessed fluorescent lighting fixtures. Washrooms have ceramic tile floors, painted walls and acoustical tile ceilings. The improvements are situated on a well landscaped lot with adequate on-site parking.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

     The subject property is under the taxing jurisdiction of Montgomery County, Pennsylvania. Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the real property, in conjunction with the total combined tax rates of the taxing jurisdiction. In an effort to project the future tax liability for the subject's real and personal property, we have reviewed both the present and historical tax rates combined with a forecast of the assessments.

Tax Rates

     The following is a chart displaying the seven year trend in tax rates levied by the above noted taxing jurisdictions.


================================================================================
                      Tax Rates Per $100 of Assessed Value
================================================================================
             Taxing Authority        1991 Tax Rate         1997 Tax Rate
================================================================================
             Montgomery County         $19.325                $22.550
================================================================================

     As the preceding chart indicates, the tax rates affecting the subject property have increased by approximately 16.7 percent per year over the past seven years (since 1991). This represents an annual compound increase of 2.6 percent. Typically, over the long term, tax rates will mirror inflationary trends, with average compound growth rates of 3.0 to 4.0 percent.

     Tax rates increase or decrease annually based upon changes in municipal budgets and the total tax base. Again, over the longer term, tax rate increases tend to mirror inflationary trends, except during periods of economic decline or in fast growing areas where new services are required. With the likely stabilization of real estate values and the tax base, we are of the opinion that more normal increases in tax rates, of say 3.0 to 4.0 percent, will be the trend over the intermediate term.

Tax Assessment

     Montgomery County establishes the assessed value on real property for all of the municipalities within the county. The 1997 assessment, as well as the historical assessments for 1995 and 1996 are as follows:

================================================================================
                            Historical Assessed Value
================================================================================
                            1995              1996                1997
================================================================================
   Maschellmac I         $516,800           $516,800            $516,800
--------------------------------------------------------------------------------
   Maschellmac II        $371,000           $371,000            $371,000
--------------------------------------------------------------------------------
   Maschellmac III       $371,000           $371,000            $371,000
--------------------------------------------------------------------------------
   Maschellmac IV        $520,000           $520,000            $520,O00
================================================================================


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Real Property Taxes And Assessments
================================================================================

     As can be seen from the above chart, the real estate assessments have been the same since 1995. This is typical for suburban municipalities in the Philadelphia Area. Generally, the tax rates increase annually while the assessments remain the same. In an effort to evaluate the fairness of the subject's current assessed value and future prospects for a change in the assessment, we have (1) compared the assessment to the market value estimate concluded in this report.

     The estimated value of the subject property in the Income Capitalization Approach section of this report is summarized below. Based on our discussion with the Montgomery County Assessors, the Income Capitalization Approach is the typical methodology the Assessor's office uses in determining the value of a facility such as the subject. Montgomery County is currently in the process of the total revaluation which is expected to become effective 1998. The 1996 common level ratio for Montgomery County is 5.3%. We have estimated the current market value for assessment purposes by applying the common level ratio to the assessment and compared these estimates to our appraised values.

========================================================================================
    Property          Assessment       Common Level        Assessor        Appraisers'
                                           Ratio         Market Value      Market Value
========================================================================================
Maschellmac I          $516,800            5.30%          $9,750,900        $8,900,000
Maschellmac II         $371,000            5.30%          $7,000,000       $11,000,000
Maschellmac III        $371,000            5.30%          $7,000,000       $11,300,000
Maschellmac IV         $520,000            5.30%          $9,811,300       $10,400,000
========================================================================================

     Based on the above, it appears that Maschellmac I is over-assessed while the remaining properties are favorably assessed.

Real Property Tax Conclusions

     Applying the 1997 assessment for the subject to the total 1996/1997 tax rate results in a combined tax burden as calculated in the following chart.

================================================================================
   Property            Assessment       1996/1997 Tax Rate             Taxes
================================================================================
Maschellmac I           $516,800          $225.50/$1,000           $116,538.40
Maschellmac II          $371,000          $225.50/$1,000            $83,660.50
Maschellmac III         $371,000          $225.50/$1,000            $83,660.50
Maschellmac IV          $520,000          $225.50/$1,000           $117,260.00
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Real Property Taxes And Assessments
================================================================================

Ad Valorem Tax Conclusions

     In projecting the subject's tax liability for 1997/1998, we have assumed a
3.5 percent increase in the combined 1996/1997 tax rates. The subject's tax liability during 1997/1998 is unknown because of the revaluation currently in process which will become effective in 1998. Our estimate of the 1997/1998 taxes for the subject property is calculated as follows:

================================================================================
       Property        1996/1997 Taxes        Projected        1997/1998 Taxes
                                              Increase
================================================================================
 Maschellmac I           $116,538.40            3.50%            $120,617.24
 Maschellmac II           $83,660.50            3.50%             $86,588.62
 Maschellmac III          $83,660.50            3.50%             $86,588.62
 Maschellmac IV          $117,260.00            3.50%            $121,364.10
================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                     ZONING
================================================================================

     The subject property is zoned SM, Suburban Metropolitan. The intent of this zoning classification is to provide for light manufacturing, warehousing, offices and laboratories. This classification permits administrative, executive, professional and sales offices, research and development, wholesaling, warehousing, distribution and light manufacturing plus restaurant, bank and hotel.

     Some of the restrictions imposed by this classification include:

     Front Yard:                      Minimum of 50 Feet

     Side and Rear Yard:              Minimum side yard of 15' with an aggregate
                                      of 40' and 20' rear yard.

     Maximum Height:                  50 Feet, except that such height may be
                                      increased to a maximum of 65' provided
                                      that every foot of height in excess of
                                      50' there shall be added to each yard
                                      requirement two feet of width or depth.

     Lot Coverage:                    33 1/3%

     Lot Size:                        2 acres

     Minimum Lot Width:               200'

     Off-Street Parking
           Office:                    One space per 250 square feet of gross
                                      floor area

     The Maschellmac complex contains approximately 1,000 parking spaces. The complex contains a total gross floor area of 302,634 square feet which requires total parking of 1,211 spaces. It appears that the existing parking spaces are below the number required by zoning. However, the existing use and development has been accepted by local zoning officials.

     We know of no deed restrictions (private or public) which would further limit the use of the subject property. However, this statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an updated title search of the subject property is recommended to determine the existence of such restrictions.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                        HIGHEST AND BEST USE
================================================================================


     While we are appraising the leasehold improvements, comments on the land's highest and best use are still appropriate.

Highest and Best Use of Site as Though Vacant

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physically Possible

     The subject site contains approximately 24.5 acres with frontage along First Avenue and Moore Road. The size and configuration of the site is felt to provide a suitable land use and/or development potential for a wide variety of possible land uses. Municipal utilities would adequately provide for nearly all uses. Street improvements are also adequate.

Legally Permissible

     The subject's zoning classification permits development of office, some retail, and light industrial uses.

Financially Feasible

     Several features of the subject property indicate that office use is the highest and best use of the subject property. The subject is located within the King of Prussia Industrial Park with access to most transportation hubs.

     Based on the above, we have concluded that the highest and best use of the subject, as vacant, is as an office development when market conditions warrant new construction.

Highest and Best Use of Property as Improved

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

     Unlike the previous analysis of the subject site as vacant, this analysis considers the subject property as currently improved with an evaluation as to the physical, legal, and financial appropriateness of the existing land use.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
================================================================================

Physical Considerations

     The subject site has been improved with the existing office complex and, based upon our observation, there are no apparent physical factors such as soils, drainage, or other site characteristics that would adversely affect the continued utility and/or existence of the subject improvements.

Legal Considerations

     The subject site, as presently improved, represents a legal, non-conforming use because of its parking but this use has been accepted by local zoning officials.

Financially Feasible

     The use of the subject improvements is considered to contribute in an economic manner to the subject site. Occupancy levels at the subject property are slightly higher than competing office buildings in the King of Prussia/Valley Forge/Route 202 Corridor. We believe the occupancy of the subject property (100 percent), will continue to remain high with competent management and aggressive promotions.

     Therefore, based on the subject's historical performance and the prospect for continued growth, it is our opinion that the subject property, as presently developed, represents the highest and best use of the site as improved.



================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          VALUATION PROCESS
================================================================================

     In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate.

     The Cost Approach was not performed for the following reasons:

     o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

     o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost exceeds value.

     o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

     In the Sales Comparison Approach, we performed the following steps:

     o Searched the market for recent office building sales within the Philadelphia suburban areas, which contain similar physical and economic characteristics to the subject property.

     o Analyzed differences between those sales and the subject on the basis of the sales price per square foot and extracted overall capitalization rates.

     o Correlated the various value indications into a point value estimate from within the range.

     In developing the Income Capitalization Approach, we:

     o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office use.

     o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

     o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

     o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Valuation Process
================================================================================

     In estimating the final value, we performed the following:

     o Reviewed and re-examined each of the approaches to value which were employed.

     o Considered the type and reliability of the data used and applicability of each approach.

     o    Reconciled the approaches to a final value conclusion.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  SALES COMPARISON APPROACH
================================================================================

Methodology

     In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

     1. research recent, relevant property sales and current offerings throughout the competitive area;

     2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

     3. identify sales that include favorable financing and calculate the cash equivalent price;

     4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

     5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

     6.   interpret the adjusted sales data and draw a logical value conclusion.

Analysis of Sales

     Over the past 24 months, the office market has shown signs of improvement. Rents have increased and concession packages have virtually disappeared as positive net absorption is taking place. In terms of the investment market, demand is primarily being generated by institutional investors including several large pension funds/European and Asian investors/opportunistic investors such as Vulture Funds stimulated in an effort to capture "bottom of the market" sale prices.

     The subject property consists of four separate but adjacent parcels. On the opposing page is a presentation of the comparable property sales which were analyzed for the valuation of Maschellmac I. The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per square foot of building area. All comparable sales were analyzed on this basis. Detail sheets describing these and all the sales employed in this analysis can be found among the Addenda to this report.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

Maschellmac I

     This property is a 74,872 square foot, four story office building on 7.4 acres of land which was constructed in 1982. It is now 100 percent occupied by 11 tenants. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. The property possesses good "curb appeal" and features good quality construction materials. With regard to the market data assembled for this analysis, the following comparisons are made:

     Comparable Property Sale #1 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

     Physically this property is older and in only average condition. Economically, this sale was 100% occupied. The subject will have a high turnover rate in fiscal year 1998. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #1.

     Comparable Property Sale #2 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is equal to the subject's location in King of Prussia.

     Physically this property is older and in only average condition. Economically, this sale was 94% occupied. However, the subject will have a high turnover rate in fiscal year 1998. No non-realty items of property were reported to be included in the price for this property. Overall, a similar unit rate is warranted for Sale #2.

     Comparable Property Sale #3 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

     Physically this property is newer and in superior condition. Economically, this sale was 75% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #3.

     Comparable Property Sale #4 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     Physically this property is similar in age and condition. Economically, the subject will have a high turnover rate in fiscal year 1998. No non-realty items of property were reported to be included in the price for this property. Overall, a similar unit rate is warranted for Sale #4.

     Comparable Property Sale #5 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Locationally, this property is similar to the subject's location in King of Prussia.

     Physically this property is newer and in better condition. Economically, this sale was 97% occupied and the subject will have a high turnover rate in fiscal year 1998. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #5.

     Conclusion - The office building sales assembled for this analysis of Maschellmac I reflect a range in unit value from $111.36 to $163.29 per square foot of building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $115.00 to $120.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $8,800,000 for Maschellmac I. This indication of value is equal to $117.53 per square foot of building area.

               Maschellmac II

     This property is a 74,556 square foot, four story office building on 5.6 acres of land which was constructed in 1984. It is now 100 percent occupied by one tenant. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. The property possesses good "curb appeal" and features good quality construction materials. The data previously analyzed for Maschellmac I are applicable to this property as well.

     Comparable Property Sale #1 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

     Physically this property is older and in only average condition. Economically, this sale was 100% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #1.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     Comparable Property Sale #2 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is similar to the subject's location in King of Prussia.

     Physically this property is older and in only average condition. Economically, this sale was 94% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #2.

     Comparable Property Sale #3 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

     Physically this property is newer. Economically, this sale was 75% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #3.

     Comparable Property Sale #4 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

     Physically this property is similar in condition. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #4.

     Comparable Property Sale #5 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Locationally, this property is similar to the subject's location in King of Prussia.

     Physically this property is newer than the subject. Economically, this sale was 97% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #5.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     Conclusion - As before, the adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $145.00 to $150.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $11,000,000 for Maschellmac II. This indication of value is equal to $147.54 per square foot of building area.

Maschellmac III

     This property is a 75,488 square foot, four story office building on 4.8 acres of land which was constructed in 1985. It is now 100 percent occupied by 2 tenants. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. The property possesses good "curb appeal" and features good quality construction materials. The market data assembled for our analysis of Maschellmac I are applicable to this property.

     Comparable Property Sale #1 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

     Physically this property is older and in only average condition. Economically, this sale was 100% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #1.

     Comparable Property Sale #2 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is equal to the subject's location in King of Prussia.

     Physically this property is older and in only average condition. Economically, this sale was 94% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #2.

     Comparable Property Sale #3 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

     Physically this property is newer than the subject. Economically, this sale was 74% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #3.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     Comparable Property Sale #4 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

     Physically this property is inferior in condition. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #4.

     Comparable Property Sale #5 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Locationally, this property is similar to the subject's location in King of Prussia.

     Physically this property is equal to the subject. Economically, this sale was 97% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #5.

     Conclusion - The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $145.00 to $150.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $11,200,000 for Maschellmac III. This indication of value is equal to $148.37 per square foot of building area.

Maschellmac IV

     This property is a 77,718 square foot, four story office building on 6.7 acres of land which was constructed in 1986. It is now 100 percent occupied by 8 tenants. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. The property possesses good "curb appeal" and features good quality construction materials. The data previously analyzed for Maschellmac I are applicable to this property as well.

     Comparable Property Sale #1 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

     Physically this property is older and in only average condition. Economically, this sale was 100% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #1.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     Comparable Property Sale #2 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is equal to the subject's location in King of Prussia.

     Physically this property is older and in only average condition. Economically, this sale was 94% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #2.

     Comparable Property Sale #3 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

     Physically this property is newer than the subject. Economically, this sale was 74% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #3.

     Comparable Property Sale #4 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Market conditions have improved since the date of this sale. Locationally, this property is inferior to the subject's location in King of Prussia.

     Physically this property is inferior in condition. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #4.

     Comparable Property Sale #5 was an arm's length transaction accomplished with market oriented financing. It is a recent transfer of the leased fee estate. Our appraisal is of the leasehold interest in the subject and a downward adjustment is appropriate. Locationally, this property is similar to the subject's location in King of Prussia.

     Physically this property is equal to the subject. Economically, this sale was 97% occupied. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #5.

     Conclusion - As before, the adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $130.00 to $135.00 per square foot of building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $10,400,000 for Maschellmac IV. This indication of value is equal to $133.82 per square foot of building area.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

Final Conclusions

     The subject property consists of four separate parcels. Based upon these analyses, it is our conclusion that the Sales Comparison Approach indicates a total market value of FORTY ONE MILLION FOUR HUNDRED THOUSAND DOLLARS ($41,400,000) for the entire subject property. This total value is comprised as follows:

================================================================================
                                Final Conclusions
================================================================================
                   Property                             Indicated Market Value
================================================================================
               Maschellmac I                                   $8,800,000
               Maschellmac II                                 $11,000,000
               Maschellmac III                                $11,200,000
               Maschellmac IV                                 $10,400,000
                                                              -----------
               TOTAL                                          $41,400,000
================================================================================





================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             INCOME CAPITALIZATION APPROACH
================================================================================

Methodology

     The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

     In our opinion, the discounted cash flow method is the more appropriate capitalization technique as the subject property consists of four separate parcels occupied by a number of tenants at differing rental rates for varying lease durations. Direct capitalization does not adequately account for the subtitles of all those variables. The following is a discussion of our discounted cash flow analysis for each parcel which comprises the subject property.

Maschellmac I

     This property is a 74,872 square foot, four story office building which is now 100 percent occupied by 11 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect Maschellmac I to generate over an eleven year time horizon. This investment holding period reflects the optimum sale year 2008 because of the cash flows. These cash flows are based upon the following analysis:

     Base Rental Income - The base rental income which an asset such as the subject property will generate for an investor reflects a review of the existing rent roll in conjunction with the rent now being paid for comparable space and services in the competitive open market. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, existing contracts provide for base rental income of $16.28 per square foot in the coming 12 months.

     Based upon the subject's current lease expiration schedule, 47 percent of the property's rentable area is represented by leases which are due to expire within the next fiscal year. Within three fiscal years, 60 percent of current leases are due to expire. Within our projected 11 year holding period 100 percent of the leases currently in place will expire.

     At the subject property, three leases were negotiated in the past year at rental rates ranging from $9.50 per square foot to $18.55 per square foot on a full service basis plus electric. Tenant areas range from about 1,197+/- square feet up to over 3,400+/- square feet. The following summarizes this recent leasing activity.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

================================================================================
                                  Recent Leasing
                               The Subject Property
================================================================================
Tenant                            Rentable Area            Contract Rent
================================================================================
Canada Life Insurance              3,400 SF         $18.55/SF - gross + electric
Accounting Pros                    2,567 SF         $9.50/SF - gross + electric
Bell Atlantic Properties           1,197 SF         $17.00/SF - gross+ electric
================================================================================

     On the opposing page is a presentation of recent rental rates on office space in the market area of the subject property. As can be seen from this summary, rental rates on space comparable to the subject range from $19.00 per square foot on a gross basis plus electricity up to $24.60 per square foot on a gross basis plus electricity. Comparable Rental #1, 151 South Warner Road, reflected a rental rate of $19.00 per square foot plus electric. This lease was made in April, 1996 and market conditions have improved since this date. The comparable is situated in a similar area. It is similar in age and condition. The overall appeal of this property is inferior to the subject property. Overall, a higher rental rate is indicated for the subject.

     Comparable Rental #2, Walnut Hill Plaza, reflected a rental rate of $20.50 per square foot gross plus electric. This is a relatively large lease at 43,000 square feet. Market conditions have improved since this lease was executed. The comparable is situated in a similar area. It is similar in age and condition. The overall appeal of this complex is inferior to the subject property. Overall, a higher rental rate is indicated for the subject.

     Comparable Rental #3, Glenhardie Corporate Center, reflected a rental rate of $19.00 per square foot gross plus electric. This lease was executed in November, 1996 and market conditions have improved since then. The comparable is situated in a similar area. It is older and inferior in age and condition. The overall appeal of this complex is similar to the subject property. Overall, a higher rental rate is indicated for the subject.

     Comparable Rental #4, Valley Forge South, reflected a rental rate of $21.40 per square foot gross plus electric. Market conditions have improved since this lease occurred. The comparable is situated in a similar area. It is older and inferior in age and condition. The overall appeal of this complex is inferior to the subject property. Overall, a higher rental rate is indicated for the subject.

     Comparable Rental #5, Chesterbrook Corporate Center, reflected the highest rental rate of $24.60 per square foot gross plus electric. This is a very recent comparable. The tenant received a relatively high tenant allowance. The comparable is situated in a similar area. It is similar in age and condition. The overall appeal of this complex is similar to the subject property. Overall, a lower rental rate is indicated for the subject.

     Comparable Rental #6, 55 Valley Stream Parkway, reflected a rental rate of $22.50 per square foot gross plus electric. This is a very recent lease. This lease included a $20.00 per square foot tenant allowance. The comparable is situated in a similar area. It is similar in age and condition. The overall appeal of this complex is inferior to the subject property. Overall, a higher rental rate is indicated for the subject.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     In addition to analyzing actual lease transactions inside and outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that free rent was no longer being given in the local marketplace. Tenant workletters, however, are a standard and felt to range from $10.00 to $20.00 per square foot depending on the size of the tenant and the duration of the lease.

     After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $23.00 per square foot on a full service basis plus electric. This rent would be fixed over an average five year term. Additionally, the tenants would also be responsible for increases in operating expenses over those incurred during the first year of occupancy.

     Market rent is forecasted to increase by 5 percent in the first year of the investment holding period, decreasing to 4 percent in the second and 3.5 percent thereafter. This forecast of income growth rates reflects typical investor expectations as noted in the Cushman & Wakefield Investor Survey which is among the Addenda to this report. More importantly, we are of the opinion that these growth rates reflect the current under supply of space in the local market which, all other factors being equal, will move toward equilibrium over time.

     Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, cleaning, management fees and miscellaneous items occasionally incurred. Future leases in the subject property are projected to be structured in a similar fashion.

     Allowance for Vacancy and Credit Loss - A deduction must be made from the total gross revenues due an investor in the subject property to account for the possibility of vacancy and/or non-collection of rent. We have, therefore, deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. This rate has considered the creditworthiness of the tenant roster and long-term market conditions.

     Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability that the tenant will renew and a 35 percent probability that the tenant will vacate. At renewal, no down time is recognized; should this tenant vacate, then it is our expectation that an average down time of approximately six months time would be reasonable to re-lease the space. Therefore, the weighted average lag vacancy utilized between lease expirations in this report is two months.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

================================================================================
                              Lag Vacancy Allowance
================================================================================
    Event     Probability         X            Down Time      =    Weighted Time
================================================================================
 Rollover        65%              X               -0-         =         -0-
 Turnover        35%              X             6 months      =      2 months
--------------------------------------------------------------------------------
 Total          100%           Average Weighted Time          =      2 months
================================================================================

     Based on the subject's weighted average downtime between leases, the overall average occupancy rate of the subject property over the eleven year holding period is 7 percent. Including our overall vacancy/global credit loss allowance estimated at 3 percent, the implied overall occupancy rate of the subject property over the eleven year holding period is 93 percent. This is slightly more than the actual historical occupancy levels of the subject property over the last several years.

     Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. Finally, we have analyzed expense data from our files on similar office complexes in suburban Philadelphia. On the opposing page is a presentation of these data sets.

     As can be seen, historic operating expenses at the subject property were $8.27 per square foot in 1995 and $8.59 per square foot in 1996 before land rent. Current ownership budgets operating expenses at $7.10 per square foot for 1997 before land rent. At comparable office buildings, operating expenses range from $7.23 per square foot to $7.95 per square foot on a full service basis. In the initial year of the investment holding period, we project operating expenses to be $7.38 per square foot at the subject property. Additionally, $62,629 in land rent is payable. The following expenses have been projected for the first fiscal year:

          Real Estate Taxes - This item is sensitive to a specific local jurisdiction so that a direct comparison with those expense data available from the market is not possible. Based upon historical expenses we have projected taxes at $118,577 or $1.58 per square foot.

          Insurance - The history of the subject and the data available from our files indicate an extremely tight range for this expense item on a square foot basis. Therefore, we have stabilized the insurance expense at $0.22 per square foot for this analysis.

          Repairs & Maintenance - This expense category includes the annual cost to clean and maintain the facility with supplies. For this analysis, though, we have employed a figure which includes all cost of repairs and maintenance so that comparisons with rental data could be more easily made. In the initial year of investment, full repairs and maintenance expense is stabilized at $1.90 per square foot.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

          Utilities - This expense category typically includes energy to operate the facility plus water and sewer charges. We project this expense at $2.52 per square foot which is consistent with historical expenses.

          Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, space planning, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.05 per rentable square foot of building area.

          Management & Administration - This item of expense provides for professional management services like collections, supervision and the preparation of all budgets. Also included in this item are office expenses, security, licenses, seasonal decorations and the like. Recent experience at the subject and its current pro forma provide for a management fee and administration of $0.86 to $0.98 per square foot. We have stabilized management and administration expense at $1.10 per square foot which reflects inflationary trends.

          Land Rent - As previously discussed, the subject site is encumbered with a long term land lease at a base rental of $47,788.80. Additional rent is due based upon $.15 per square foot of rented space and adjusted by the percentage increase in the total annual gross rent payable by new tenants over the total annual gross rent paid by previous tenants. Based upon historical land rent payments and ownership's 1997 estimate, additional rent was estimated to be $14,840 for a total land lease expense of $62,628.80.

     Operating expenses are forecasted to increase at an average annual rate of
     3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

     Other Non-Operating Expenses - Other, non-operating expenses of the subject property are projected in this analysis from prevailing commission schedules, construction costs, and accepted practices. We have analyzed each item of capital expenditure in an attempt to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion and experience. The following is a discussion of the other, non-operating expenses incorporated into this analysis of the subject property.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

          Tenant Alterations - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost to alter and re-decorate office space for a rollover tenant is estimated to be $9.00 per square foot while that to prepare space for a new turnover tenant is estimated to be $15.00 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $11.10 per square foot in the initial year of the investment holding period. The following is a presentation of these computations.

================================================================================
                            Tenant Improvements Costs
================================================================================
    Event       Probability        X           Unit Cost    =     Weighted Cost
================================================================================
Rollover            65%            X           $ 9.00/SF    =       $ 5.85/SF
Turnover            35%            X           $15.00/SF    =       $ 5.25/SF
--------------------------------------------------------------------------------
Total              100%            Average Weighted Cost    =       $ 11.10/SF
================================================================================

          Leasing Commissions - In estimating the appropriate stabilized leasing expense for the subject property, the same rollover/turnover probabilities as described above are utilized. The standard leasing commission for new tenants is 6 percent of the first year's rent, 5 percent of the second, 4 percent of the third and 3 percent of each succeeding year's contract rent, payable at lease commencement. Based upon an average five year lease term, leasing commissions are equal to
          4.2 percent of total base rental income. The following is a summary of these computations.

================================================================================
                          Effective Leasing Commissions
                          Average Five Year Lease Term
                                 Turnover Tenant
================================================================================
   Lease Year         %           X       Commission      =     Weighted Rate
================================================================================
       1             20%          X           6%          =         1.20%
       2             20%          X           5%          =         1.00%
       3             20%          X           4%          =          .80%
       4             20%          X           3%          =          .60%
       5             20%          X           3%          =          .60%
--------------------------------------------------------------------------------
     Total          100%       Effective Commission Rate  =         4.20%
================================================================================

          For a tenant who elects to renew a lease, half of a commission is payable. On a weighted average basis, then, leasing commissions are equal to 2.84 percent of total effective base rental income over the term. The following is a presentation of these computations.

================================================================================
                           Leasing Commission Expense
================================================================================
   Event          Probability     X      Commission       =     Weighted Rate
================================================================================
Rollover             65%          X         2.1%          =         1.37%
Turnover             35%          X         4.2%          =         1.47%
--------------------------------------------------------------------------------
Total               100%          Average Weighted Rate   =         2.84%
================================================================================



================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

          Reserves - It is customary and prudent to set aside an amount annually for the replacement of short lived capital items such as roofs, parking lots, or mechanical equipment. In this analysis, we have projected an allowance for reserves of $0.10 per square foot of rentable building area which is typical in the local market place for a property like the subject. Reserves for replacements are therefore stabilized at $7,500.

     Other non-operating expenses are also forecasted to increase at an average annual rate of 3.5 percent over the investment holding period. This too is consistent with the Cushman & Wakefield Investor Survey. Again, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

     Terminal Capitalization Rate - The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period.

================================================================================
                         Summary of Capitalization Rates
================================================================================
   Sale #.                    Location                       Capitalization Rate
================================================================================
      2        150 Monument Road, Montgomery County, PA             10.97%
      3        Walnut Grove, Montgomery County, PA                  10.80%
      4        Airport Business Center                              10.00%
      5        Westlakes, Chester County, PA                         9.00%
================================================================================
Terminal Capitalization Rate Selected                               10.50%
================================================================================

     Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys. For this analysis, it is our projection that the subject property would most likely be sold at the end of the 11th year of the holding period (optimum sale year) for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 10.50 percent. The 12th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. It is projected, then, that a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $14,855,400 or $198.41 per square foot of building area.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Transaction Costs - From the projected $14,855,400 reversion to an investor in the subject property, we have deducted a total of $445,700 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $14,409,700 to be received by an investor in the subject property at the end of the holding period.

     Discount Rate - In our valuation, we endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at various rates of return (yield rates) currently required by investors for similar quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future benefits (cash flow and reversion) to an estimate of net present value.

     Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents. The entire survey is included among the Addenda to this report.


================================================================================
                           AUTUMN 1996 INVESTOR SURVEY
                          FOR SUBURBAN OFFICE BUILDINGS
================================================================================
                  GOING-IN           TERMINAL               IRR
--------------------------------------------------------------------------------
                Low      High      Low       High      Low      High
================================================================================
       Mean     8.80%    9.50%     9.30%     9.90%     11.2%    11.6%
--------------------------------------------------------------------------------
       Range   18.00%    11.0%     8.00%     11.0%     10.0%    13.0%
================================================================================

     The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy. Risk is also dependent on investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market; the supply and demand for the property type within the market; and the effective age of the property.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

     Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria presented here. Thus, we have discounted the projected future pre-tax cash flows to be received by an investor in the subject property to a present value so as to yield 11.0 percent to 12.0 percent on capital at 25 basis point intervals over the holding period. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
Discount Rate         Present Worth             Unit Rate          Overall Rate
================================================================================
   11.00%               $9,218,000              $123.12/SF            6.49%
   11.25%               $9,046,000              $120.52/SF            6.62%
   11.50%               $8,879,000              $118.59/SF            6.74%
   11.75%               $8,715,000              $116.40/SF            6.87%
   12.00%               $8,555,000              $114.26/SF            7.00%
================================================================================

     Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $8,550,000 to $9,225,000. We believe a discount rate which falls toward the middle of the range now required in the marketplace to be appropriate in this case. Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $8,879,000 which we round to $8,900,000 as an indication of market value for Maschellmac I via the Income Capitalization Approach.

     This indication of value produces an implied "going-in" overall capitalization rate of 6.72 percent based upon the initial year's net operating income of $598,493. The low overall rate reflects the significant difference between the existing rents and the considerably higher economic rental rates for this type of Class A office project. Additionally, based upon a market value of $8,900,000 and a projected future gross reversionary value of approximately $14,855,400, a compound annual rate of appreciation of 4.77 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 51 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

Maschellmac II

     This property is a 74,556 square foot, four story office building which is now l00 percent occupied by 1 tenant. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect Maschellmac II to generate over an eleven year time horizon. These cash flows are based upon the following analysis:

Base Rental Income - Existing lease contracts at the subject property provide an average base rental income of $16.70 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report.

     The rental data previously analyzed for Maschellmac II are applicable to this property as well. The same adjustments previously discussed for Maschellmac I are appropriate for this property because of the similar locational and physical characteristics. After considering rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $23.00 per square foot on a full service basis plus electric. Economic rent is forecasted to increase by 5 percent in the first year of the investment holding period, decreasing to 4 percent in the second and 3.5 percent per annum thereafter.

     Expense Reimbursements - The tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, cleaning, management fees and miscellaneous items occasionally incurred. Future leases in the subject property are projected to be structured in a similar fashion.

     Allowance for Vacancy and Credit Loss - We have deducted 2 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

     Operating Expenses - On the following opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses excluding tenant electric at the subject property were $3.51 per square foot in 1995 and $5.21 per square foot in 1996, excluding land rent. Current ownership budgets operating expenses at $4.75 per square foot for 1997. At comparable office buildings, operating expenses range from $7.23 per square foot to $7.95 per square foot on a full service basis. In the initial year of the investment holding period, we project operating expenses to be $4.51 per square foot at the subject property plus tenant electric. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Land Rent - Total land rent is projected at $71,422 in the first fiscal year of the investment holding period. This estimate is based upon historical experience and ownership's 1997 estimate of land rent expense.

     Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $11.10 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

     Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 11th year of the holding period (optimum sale year) for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 10.5 percent. A 10.5 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 12th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $18,703,500 or $250.83 per square foot of building area.

     Transaction Costs - From the projected $18,703,500 reversion to an investor in the subject property, we have deducted a total of $561,100 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $18,142,400 to be received by an investor in the subject property at the end of the holding period.

     Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $10,675,000 to $11,475,000. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
Discount Rate         Present Worth             Unit Rate          Overall Rate
================================================================================
   11.00%                $11,473,000            $153.86/SF            7.09%
   11.25%                $11,263,000            $151.05/SF            7.22%
   11.50%                $11,059,000            $148.31/SF            7.35%
   11.75%                $10,859,000            $145.63/SF            7.49%
   12.00%                $10,664,000            $143.01/SF            7.63%
================================================================================


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     We believe a discount rate which falls toward the middle of the range now required in the marketplace to be appropriate in this case. Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $11,059,000 which we round to $11,000,000 for an indication of market value for Maschellmac II via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 7.39 percent based upon the initial year's net operating income of $813,278.

     Additionally, based upon a market value of $11,000,000 and a projected future gross reversionary value of approximately $18,703,500, a compound annual rate of appreciation of 4.94 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 50.5 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

Maschellmac III

     This property is a 75,488 square foot, four story office building which is now 100 percent occupied by 2 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect Maschellmac III to reasonably generate over a ten year time horizon. These cash flows are based upon the following analysis:

     Base Rental Income - Existing lease contracts at the subject property provide an average base rental income of $16.94 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, one lease was negotiated in the past year at a rental rate of $17.95 gross plus electric on a full service basis.

     The rental data previously analyzed for Maschellmac I are also appropriate to this property. The same adjustments previously discussed for Maschellmac I are also appropriate for this property because of the similar locational and physical characteristics. After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $23.00 per square foot on a full service basis plus electric. This rent would be fixed over an average five year term. Additionally, the tenants would also be responsible for increases in operating expenses over those incurred during the first year of occupancy. Economic rent is forecasted to increase by 5 percent in the first year of the investment holding period, decreasing to 4 percent in the second and 3.5 percent per annum thereafter.

     Expense Reimbursements - The tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, cleaning, management fees and miscellaneous items occasionally incurred. Future leases in the subject property are projected to be structured in a similar fashion.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                            Income Capitalization Approach
================================================================================

     Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is three months as previously described.

     Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property. and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property were $4.64 per square foot in 1995 and $5.18 per square foot in 1996 before land rent. Current ownership budgets operating expenses at $4.87 per square foot for 1997 before land rent. At comparable office buildings, operating expenses range from $7.23 per square foot to $7.95 per square foot on a full service basis. In the initial year of the investment holding period, we project operating expenses to be $4.59 per square foot at the subject property before land rent. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

     Land Rent - The land rent during the first fiscal year was estimated at $63,671. This estimate is based upon historical experience and ownership's 1997 estimate of land rent expense.

     Other Non-Operating Expenses - The current cost to re-decorate space for a rollover tenant at a property like Maschellmac III is $9.00 per square foot while that for a new turnover tenant is $15.00 per square foot. Based upon 65/35 percent probabilities of these events occurring, the weighted average cost of tenant alterations is projected to be $11.10 per square foot in the initial year of the investment holding period. As previously described, leasing commissions are equal to 2.84 percent of total effective base rental income over the term on a weighted average basis. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

     Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 10.5 percent. A 10.5 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $17,299,700 or $229.17 per square foot of building area.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Transaction Costs - From the projected $17,299,700 reversion to an investor in the subject property, we have deducted a total of $519,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $16,780,700 to be received by an investor in the subject property at the end of the holding period.

     Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $10,925,000 to $11,700,000. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
Discount Rate         Present Worth            Unit Rate           Overall Rate
================================================================================
  11.00%               $11,705,000             $155.06/SF             7.09%
  11.25%               $11,504,000             $152.40/SF             7.22%
  11.50%               $11,307,000             $149.79/SF             7.34%
  11.75%               $11,115,000             $147.24/SF             7.47%
  12.00%               $10,926,000             $144.74/SF             7.60%
================================================================================

     We believe a discount rate which falls toward the middle of the range now required in the marketplace to be appropriate in this case. Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $11,307,000 which we round to $11,300,000 for an indication of market value for Maschellmac III via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 7.35 percent based upon the initial year's net operating income of $830,267.

     Additionally, based upon a market value of $11,300,000 and a projected future gross reversionary value of approximately $17,300,000, a compound annual rate of appreciation of 4.35 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 54.5 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

Maschellmac IV

     This property is a 77,718 square foot, four story office building which is now 100 percent occupied by 8 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect Maschellmac IV to reasonably generate over a ten year time horizon. These cash flows are based upon the following analysis:

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Base Rental Income - Existing lease contracts at the subject property provide an average base rental income of $17.72 per square foot of occupied space in the coming 12 months. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, three leases were negotiated in the past year at rental rates ranging from $15.82 per square foot to $17.73 per square foot on a full service basis plus electric. The following summarizes this recent leasing activity.

================================================================================
                                 Recent Leasing
                              The Subject Property
================================================================================
Tenant                            Rentable Area                  Contract Rent
================================================================================
Wilted Communications              4,371 SF         $15.82/SF - gross + electric
Computer Sciences                  8,234 SF         $17.73/SF - gross + electric
Centeon                           20,805 SF         $16.38/SF - gross + electric
================================================================================

     The rental data previously analyzed for Maschellmac I are applicable to this property as well. The same adjustments previously discussed for Maschellmac I are also appropriate for this property because of the similar locational and physical characteristics. After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $23.00 per square foot on a full service basis plus electric. Economic rent is forecasted to increase by 5 percent in the first year of the investment holding period, decreasing to 4 percent in the second and 3.5 percent per annum thereafter.

     Expense Reimbursements - The tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, cleaning, management fees and miscellaneous items occasionally incurred. Future leases in the subject property are projected to be structured in a similar fashion.

     Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is three months as previously described.

     Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property were $6.88 per square foot in 1995 and $6.83 per square foot in 1996 before land rent. Current ownership budgets operating expenses at $6.61 per square foot for 1997 before land rent. At comparable office buildings, operating expenses range from $7.23 per square foot to $7.95 per square foot on a full service basis. In the initial year of the investment holding period, we project operating expenses to be $6.44 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Other Non-Operating Expenses - Similar to Maschellmac I, II and III, the weighted cost of tenant alterations is projected to be $11.10 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

     Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 10.5 percent. A 10.5 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $14,988,000 or $192.85 per square foot of building area.

     Transaction Costs - From the projected $14,988,000 reversion to an investor in the subject property, we have deducted a total of $449,600 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $14,538,400 to be received by an investor in the subject property at the end of the holding period.

     Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $10,075,000 to $10,775,000. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
Discount Rate          Present Worth            Unit Rate           Overall Rate
================================================================================
   11.00%               $10,775,000             $138.64/SF              7.37%
   11.25%               $10,596,000             $136.34/SF              7.49%
   11.50%               $10,420,000             $134.07/SF              7.62%
   11.75%               $10,249,000             $131.87/SF              7.75%
   12.00%               $10,081,000             $129.71/SF              7.88%
================================================================================




================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Income Capitalization Approach
================================================================================

     Mindful of the relatively short remaining term of the existing lease in place at the subject, we believe a discount rate which falls toward the middle of the range now required in the marketplace to be appropriate in this case. Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $10,420,000 which we round to $10,400,000 for an indication of market value for Maschellmac IV via the Income Capitalization Approach. This indication of value produces an implied "going-in" overall capitalization rate of 7.63 percent based upon the initial year's net operating income of $793,919.

     Additionally, based upon a market value of $10,400,000 and a projected future gross reversionary value of approximately $15,000,000, a compound annual rate of appreciation of 3.73 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 55 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

Final Conclusions

     The subject property consists of four separate parcels. Based upon these analyses, it is our conclusion that the Income Capitalization Approach indicates a total market value of FORTY ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($41,600,000) for the entire subject property. This total value is comprised as follows:

================================================================================
                                Final Conclusions
================================================================================
              Property                         Indicated Market Value
================================================================================
         Maschellmac I                                    $8,900,000
         Maschellmac II                                  $11,000,000
         Maschellmac III                                 $11,300,000
         Maschellmac IV                                  $10,400,000
                                                         -----------
         TOTAL                                           $41,600,000
================================================================================


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

     We have considered all of the traditional approaches to estimating market value of the leasehold estate in the subject property. Two of the three traditional approaches were utilized, indicating the following values for the subject property:

================================================================================
      Property             Sales Comparison Approach       Income Capitalization
                                                                  Approach
================================================================================
Maschellmac I                      $ 8,800,000                 $ 8,900,000
Maschellmac II                     $11,000,000                 $11,000,000
Maschellmac III                    $11,200,000                 $11,300,000
Maschellmac IV                     $10,400,000                 $10,400,000
                                   -----------                 -----------
TOTAL                              $41,400,000                 $41,600,000
================================================================================

     The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all approaches in the process of negotiating an acceptable price for a particular property.

     It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

     There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

     In light of the above, we are of the opinion that the market value of the leasehold estate in the property, as of July 1, 1997, was:

                 FORTY ONE MILLION SIX HUNDRED THOUSAND DOLLARS
                                  ($41,600,000)

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     Reconciliation and Final Value Estimate
================================================================================

================================================================================
                        Final Conclusions of Market Value
================================================================================
        Property                                               Concluded Value
================================================================================
Maschellmac I                                                    $ 8,900,000
Maschellmac II                                                   $11,000,000
Maschellmac III                                                  $11,300,000
Maschellmac IV                                                   $10,400,000
--------------------------------------------------------------------------------
TOTAL                                                            $41,600,000
================================================================================


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

     1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

     2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

     3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

     4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

     5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       Assumptions and Limiting Conditions
================================================================================

     6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

     7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

     8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

     9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraisers best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

     10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

     11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 CERTIFICATION OF APPRAISAL
================================================================================

     We certify that, to the best of our knowledge and belief:

1. Paul R. Sullivan, MAI inspected the property, and John B. Rush, MAI, Manager, Valuation Advisory Services, has reviewed and approved the report and but did not inspect the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Paul R. Sullivan, MAI and John B. Rush, MAI have completed the requirements of the continuing education program of the Appraisal Institute.


/s/ Paul R. Sullivan
-------------------------------------------
Paul R. Sullivan, MAI
State Certified Appraiser No. GA - 000351-L



/s/ John B. Rush
-------------------------------------------
John B. Rush, MAI
State Certified Appraiser No. GA - 000331-L





================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    ADDENDA
================================================================================

                                  LOCATION MAP

                                    PLOT PLAN

                                   RENT ROLLS

                                 INVESTOR SURVEY

                                 IMPROVED SALES

                           APPRAISERS' QUALIFICATIONS








================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               [GRAPHIC OMITTED]

                                  Location Map

                               [GRAPHIC OMITTED]

                                  Plot Plan

                              10500 - MASCHELLMAC1
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS


                     PRIMARY/                                                            ANNUAL
                     SECONDARY     SQUARE    LEASE   LEASE  OPTION       MINIMUM        MINIMUM    OVERAGE    CEILING     BREAKPOINT
TENANT                CODES        FEET      BEGIN    END   #/MOS        RENT/SF          RENT        %       (000'S)       (000'S)
---------------     ----------     ------    -----   -----  ------  ----------------    --------   --------   --------    ----------
# 1                      -         11,352    9/92     8/02    -                18.00     204,336      -           -           -
NESTLE                   -                                           9/97      19.00     215,688
                                                                     9/99      20.00     227,040
                                                                     9/01      21.00     238,392


# 2                      -            471    8/94     7/98    -                19.25       9,067      -           -           -
THERESA DESANTO          -


# 3                      -         16,016    4/96     3/06    -                16.79     268,909      -           -           -
ELF ATOCHEM              -                                           4/98      17.31     277,237
                                                                     4/99      17.79     284,925
                                                                     4/00      18.31     293,253
                                                                     4/01      18.79     300,941
                                                                     4/02      19.31     309,269
                                                                     4/03      19.79     316,957
                                                                     4/04      20.31     325,285
                                                                     4/05      20.79     332,973


# 4                      -          3,400    6/96     5/99    -                18.55      63,070      -           -           -
CANADA LIFE ASSURA       -                                           6/98      19.38      65,892


# 5                      -         17,869    8/93     7/97    -                18.50     330,577      -           -           -
MICRO FOCUS INC.         -


# 6                      -         17,869    1/98    12/02    -                24.15     431,536      -           -           -
NEW TENANT-MICRO F       -


# 7                      -          1,615   10/93     7/97    -                18.50      29,878      -           -           -
MICRO FOCUS INC          -


# 8                      -          1,615    1/98    12/02    -                24.15      39,002      -           -           -
NEW TENANT-MICRO F       -


# 9                      -         11,400   10/92     9/97    -                18.00     205,200      -           -           -
BELL ATLANTIC PA         -


# 10                     -         11,400    1/98    12/02    -                24.15     275,310      -           -           -
NEW TENANT-BELL AT       -


# 11                     -          4,317    6/93    11/98    -                15.88      68,554      -           -           -
BELL ATLANTIC MERI       -


# 12                     -          3,053    6/93     5/98    -                17.75      54,191      -           -           -
422 DEVELOPMENT          -


# 13-SUITE 0404-01       -          1,615    7/96    12/97    -                12.81      20,688      -           -           -
Smith Mack Birming       -


                                                PRO RATA        % OF RENT
TENANT                   RECOVERIES            SHARE BASE      SUBJ TO CPI
---------------       ------------------       ----------      -----------
# 1                   OPERATING EXPENSES         539,827
NESTLE


# 2                   OPERATING EXPENSES         542,073
THERESA DESANTO


# 3                   OPERATING EXPENSES         393,078
ELF ATOCHEM


# 4                   OPERATING EXPENSES         379,601
CANADA LIFE ASSURA


# 5                   OPERATING EXPENSES         524,104
MICRO FOCUS INC.


# 6                   OPERATING EXPENSES         563,241
NEW TENANT-MICRO F


# 7                   OPERATING EXPENSES         524,104
MICRO FOCUS INC.


# 8                   OPERATING EXPENSES         563,241
NEW TENANT-MICRO F


# 9                   OPERATING EXPENSES         524,104
BELL ATLANTIC PA


# 10                  OPERATING EXPENSES         563,241
NEW TENANT-BELL AT


# 11                  OPERATING EXPENSES         545,068
BELL ATLANTIC MERI


# 12                  OPERATING EXPENSES         541,325
422 DEVELOPMENT


# 13-SUITE 0404-01    OPERATING EXPENSES         534,442
Smith Mack Birming

                     PRIMARY/                                                            ANNUAL
                     SECONDARY     SQUARE    LEASE   LEASE  OPTION       MINIMUM        MINIMUM    OVERAGE    CEILING     BREAKPOINT
TENANT                CODES        FEET      BEGIN    END   #/MOS        RENT/SF         RENT         %       (000'S)       (000'S)
---------------     ----------     ------    -----   -----  ------  ----------------    --------   --------   --------    ----------
# 14-SUITE 0104-02       -          2,567    1/97    12/01    -                 9.50      24,387      -           -           -
Accting Pros             -                                           1/98      16.00      41,072
                                                                     1/99      20.42      52,418
                                                                     1/00      21.37      54,857
                                                                     1/01      22.34      57,347
                                                PRO RATA        % OF RENT
TENANT                   RECOVERIES            SHARE BASE      SUBJ TO CPI
---------------       ------------------       ----------      -----------
# 14-SUITE 0104-02    OPERATING EXPENSES         534,442
Accting Pros


                                                                                                                             Page 2

                     PRIMARY/                                                            ANNUAL
                     SECONDARY     SQUARE    LEASE   LEASE  OPTION       MINIMUM        MINIMUM    OVERAGE    CEILING     BREAKPOINT
TENANT                CODES        FEET      BEGIN    END   #/MOS        RENT/SF         RENT         %       (000'S)       (000'S)
---------------     ----------     ------    -----   -----  ------  ----------------    --------   --------   --------    ----------

# 15                     -          1,197    1/97    12/99    -                17.00      20,349      -           -           -
BELL ATLANTIC PROP       -                                           1/98      17.50      20,948
                                                                     1/99      18.00      21,546

                                =========
                                  105,756
                                =========

TENANT                   RECOVERIES            SHARE BASE      SUBJ TO CPI
---------------       ------------------       ----------      -----------
# 15                   OPERATING EXPENSES        551,807
BELL ATLANTIC PROP




                              10501 - MASCHELLMAC2
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS


                     PRIMARY/                                                            ANNUAL
                     SECONDARY     SQUARE    LEASE   LEASE  OPTION       MINIMUM        MINIMUM    OVERAGE    CEILING     BREAKPOINT
TENANT                CODES        FEET      BEGIN    END   #/MOS        RENT/SF          RENT        %       (000'S)       (000'S)
---------------     ----------     ------    -----   -----  ------  ----------------    --------   --------   --------    ----------
# 1                     -          74,556    11/95    10/00    -               16.38    1,221,227     -          -            -
CENTEON MANAGEMENT      -                                            11/97     16.87    1,257,760
                                                                     11/98     17.38    1,295,783
                                                                     11/99     17.87    1,332,316


                                                              1-24             18.38    1,370,339     -          -            -
                                                                     11/01     18.87    1,406,872

                                =========
                                   74,556
                                =========


                                                PRO RATA        % OF RENT
TENANT                   RECOVERIES            SHARE BASE      SUBJ TO CPI
---------------       ------------------       ----------      -----------

# 1                     OPERATING EXPENSES       377,999
CENTEON MANAGEMENT


                        OPERATING EXPENSES       373,526

                              10502 - MASCHELLMAC3
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                                            ANNUAL
                     SECONDARY     SQUARE    LEASE   LEASE  OPTION       MINIMUM        MINIMUM    OVERAGE    CEILING     BREAKPOINT
TENANT                CODES        FEET      BEGIN    END   #/MOS        RENT/SF          RENT        %       (000'S)       (000'S)
---------------     ----------     ------    -----   -----  ------  ----------------    --------   --------   --------    ----------
# 1                     -         50,783     3/94     2/99    -                 16.75    850,615      -          -            -
AETNA                   -                                             3/98      17.00    863,311


# 2                     -         4,540      3/95     2/99    -                 16.75     76,045      -          -            -
AETNA                   -                                             3/98      17.00     77,180


# 3                     -         13,151     4/96     10/01    -                16.50    216,992      -          -            -
CORETECH CONSULTIN      -                                             4/98      17.00    223,567
                                                                      4/99      17.50    230,143
                                                                      4/00      18.00    236,718
                                                                      4/01      18.50    243,294


# 4                     -         7,014      9/96     9/01    -                 17.95    125,901      -          -            -
CoreTech Expand         -                                             9/97      18.49    129,689
                                                                      9/98      19.04    133,547
                                                                      9/99      19.61    137,545
                                                                      9/00      20.20    141,683

                                =========
                                  75,488
                                =========

                                                PRO RATA        % OF RENT
TENANT                   RECOVERIES            SHARE BASE      SUBJ TO CPI
---------------       ------------------       ----------      -----------
# 1                   OPERATING EXPENSES         357,104
AETNA


# 2                   OPERATING EXPENSES         357,104
AETNA


# 3                   OPERATING EXPENSES         357,104
CORETECH CONSULTIN


# 4                   OPERATING EXPENSES         357,104
CoreTech Expand

                              10503 - MASCHELLMAC4
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                     PRIMARY/                                                            ANNUAL
                     SECONDARY     SQUARE    LEASE   LEASE  OPTION       MINIMUM        MINIMUM    OVERAGE    CEILING     BREAKPOINT
TENANT                CODES        FEET      BEGIN    END   #/MOS        RENT/SF         RENT         %       (000'S)       (000'S)
---------------     ----------     ------    -----   -----  ------  ----------------    --------   --------   --------    ----------
# 1                     -         16,395      1/96    12/00    -                18.75    307,406      -          -            -
FINOVA CAPITAL          -                                             1/98      19.25    315,604
                                                                      1/99      19.75    323,801
                                                                      1/00      20.25    331,999


# 2                     -          5,244      1/94    10/99    -                17.00    89,148       -          -            -
WADE & GOLDSTEIN        -                                             8/97      17.50    91,770
                                                                      8/98      18.00    94,392


# 3                     -          1,732      1/93     1/98    -                19.00    32,908       -          -            -
MANPOWER TEMPORARY      -


# 4                     -          4,317      2/97    11/98    -                15.82     68,295      -          -            -
WILTED COMMUNICATI      -


# 5                     -          8,234      6/96     5/01    -                17.73    145,989      -          -            -
COMPUTER SCIENCES       -                                             6/98      18.26    150,353
                                                                      6/99      18.80    154,799
                                                                      6/00      19.37    159,493


# 6                     -         15,682      3/95     8/00    -                17.50    274,435
APOGEE INC              -                                             3/98      18.50    290,117
                                                                      3/99      19.00    297,958

                        -                                     1-60              24.70    387,272      -          -            -
                        -                                             9/01      25.13    394,049
                                                                      9/02      25.57    400,945
                                                                      9/03      26.01    407,961
                                                                      9/04      26.47    415,101


# 7                                3,076      9/95     8/00    -                17.50     53,830
APOGEE INC                                                            3/98      18.50     56,906
                                                                      3/99      19.00     58,444

                                                              1-60              24.70     75,963      -          -            -
                                                                      9/01      25.13     77,292
                                                                      9/02      25.57     78,645
                                                                      9/03      26.01     80,021
                                                                      9/04      26.47     81,421


# 8                     -          2,233      1/95    12/99    -                18.00     40,194      -         -             -
COMMERCIAL LIFE         -                                             1/98      18.50     41,311
                                                                      1/99      19.00     42,427


# 9                     -         20,805     11/96    10/02    -                16.38    340,786      -          -             -
CENTEON                 -                                             11/97     16.87    350,980
                                                                      11/98     17.38    361,591
                                                                      11/99     17.87    371,785
                                                                      11/00     18.38    382,396
                                                                      11/01     18.87    392,590

                                                              1-60              26.45    550,380      -           -            -
                                                                      11/03     26.92    560,012
                                                                      11/04     27.39    569,812
                                                                      11/05     27.87    579,784
                                                                      11/06     28.36    589,930
                                =========
                                  77,718
                                =========

                                                PRO RATA        % OF RENT
TENANT                   RECOVERIES            SHARE BASE      SUBJ TO CPI
---------------       ------------------       ----------      -----------
# 1                    OPERATING EXPENSES         589,880
FINOVA CAPITAL


# 2                    OPERATING EXPENSES         540,140
WADE & GOLDSTEIN


# 3                    OPERATING EXPENSES         544,026
MANPOWER TEMPORARY


# 4                    OPERATING EXPENSES         539,363
WILTED COMMUNICATI


# 5                    OPERATING EXPENSES         375,378
COMPUTER SCIENCES


# 6                    OPERATING EXPENSES         584,051
APOGEE INC


                       OPERATING EXPENSES         584,051


# 7                    OPERATING EXPENSES         584,051
APOGEE INC

                       OPERATING EXPENSES         584,051


# 8                    OPERATING EXPENSES         584,051
COMMERCIAL LIFE


# 9                    OPERATING EXPENSES         371,492
CENTEON


                       OPERATING EXPENSES         371,492

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                                    CAPITALIZATION RATES            INTERNAL               GROWTH RATES        TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A - LEASED ASSET                                                                                  OFFICE MARKET - URBAN/CBD
====================================================================================================================================
                                9.5%   10.0%   10.0%    10.0%    11.5%    11.5%    3.0%    3.0%    3.0%   4.0%   10.0   10.0
                                9.5%   10.0%   10.0%    10.5%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                                8.0%    9.0%    8.5%     8.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               13.0%   13.0%    -        -       14.0%    14.0%    5.0%    5.0%    3.0%   3.0%    5.0    7.0
                                8.0%    8.0%    8.5%     8.5%    10.5%    10.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.3%    9.3%   10.3%    10.3%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    9.0%    8.5%     9.0%    10.5%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                               10.0%   10.0%   10.0%    10.0%    12.5%    12.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                9.0%    9.0%    9.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.0%    9.0%    8.0%     9.0%    10.0%    12.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0

Responses                      11      11      10       10       11       11      11      11      11     11      11     11
Average (%)                     9.2%    9.6%    9.2%     9.7%    11.7%    12.0%    3.3%    4.2%    3.4%   3.9%    8.5    9.5

====================================================================================================================================
CLASS B - LEASED ASSET
====================================================================================================================================
                               10.0%   10.0%    9.0%     9.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    12.0%    12.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.5%    9.5%   10.5%    10.5%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%   10.0%   10.0%    11.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                               15.0%   15.0%    -        -       20.0%    20.0%    5.0%    5.0%    3.0%   3.0%    5.0    7.0
                                9.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                                9.0%   10.0%    9.0%    10.0%    12.0%    13.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0

Responses                        8      8       6        6        7        7       7       7       7      7       7      7
Average (%)                     10.0%  10.4%    9.7%    10.3%    12.8%    13.1%    3.3%    4.7%    3.5%   4.0%    8.3    9.7

====================================================================================================================================
CLASS A - VALUE ADDED
====================================================================================================================================
                                8.0%    9.0%    9.5%    10.0%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                                8.0%   10.0%    8.5%     9.0%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               10.0%   10.0%   10.0%    10.0%    13.0%    13.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.5%    9.5%   10.5%    10.5%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               12.0%   12.0%    -        -       13.0%    13.0%    5.0%    5.0%    3.0%   3.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                -       -       -        -       12.0%    13.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0

Responses                        8      8       7        7        9        9       9       9       9      9       9      9
Average (%)                      9.4%  10.0%    9.6%    10.2%    12.8%    13.5%    3.5%    4.6%    3.5%   3.9%    7.6    8.9

====================================================================================================================================
CLASS B - VALUE ADDED
====================================================================================================================================
                               12.0%   12.0%   12.0%    12.0%    15.0%    15.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.8%    9.8%   10.8%    10.8%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                               14.0%   14.0%    -        -       20.0%    20.0%    5.0%    5.0%    3.0%   3.0%    5.0    7.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.0%    11.0%    14.0%    14.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       6       6       5        5        6        6       6       6       6      6       6      6
Average (%)                    10.7%   11.0%   10.5%    11.2%    14.6%    15.3%    3.2%    4.8%    3.3%   3.9%    8.0    8.8

                           =========================================================================================================
Total Responses                33      33      28       33       33       33      33      33      33     33     33      33
Weighted Average (%)            9.8%   10.3%    9.7%    10.3%    13.0%    13.5%    3.3%    4.6%    3.4%   3.9%   8.1%    9.2
                           =========================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially lease Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                                    CAPITALIZATION RATES            INTERNAL               GROWTH RATES        TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON-CBD
====================================================================================================================================
                                9.5%    9.5%   10.5%    10.5%    10.5%    10.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.5%    8.5%    9.3%     9.3%    11.3%    11.3%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               11.0%   11.0%    -        -       12.0%    12.0%    5.0%    3.0%    3.0%   3.0%    5.0    7.0
                                8.5%   10.0%    9.0%    10.5%    11.0%    12.5%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                8.0%   10.0%    9.5%    10.0%    11.5%    12.0%    4.0%    6.0%    4.0%   4.0%   10.0   10.0
                               10.0%   11.0%   10.5%    11.0%    12.0%    12.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.0%    9.0%    8.5%     8.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                8.0%    8.0%    8.5%     8.5%    10.5%    10.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.1%    9.1%   10.1%    10.1%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%   10.0%    9.0%    10.5%    11.0%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                9.0%    9.0%   10.0%    10.0%    11.5%    11.5%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.0%    9.0%    9.0%     9.0%    12.0%    13.0%    4.0%    7.0%    4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                                8.0%    9.0%    8.0%     9.0%    10.0%    12.0%    5.0%    5.0%    4.0%   4.0%    5.0   10.0

Responses                      16      16      14       14       15       15      15      15      15     15      15     15
Average %                       8.8%    9.5%    9.3%     9.9%    11.2%    11.6%    3.5%    4.4%    3.6%   3.8%    8.9    9.7
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                9.5%    9.5%   10.5%    10.5%    10.5%    10.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.8%    8.8%    9.5%     9.5%    11.8%    11.8%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                               12.0%   12.0%    -        -       18.0%    18.0%    5.0%    3.0%    3.0%   3.0%    5.0    7.0
                               10.5%   10.5%   10.0%    10.0%    11.0%    13.0%    2.0%    2.0%    2.0%   2.0%   10.0   10.0
                                8.0%   10.0%    9.5%    10.0%    11.0%    12.0%    4.0%    6.0%    4.0%   4.0%   10.0   10.0
                                9.0%   10.0%    9.0%     9.5%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.0%    11.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.4%    9.4%   10.4%    10.4%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.0%    10.0%    14.0%    15.0%    4.0%    7.0%    4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                               10.0%   11.0%    -        -        -        -       -       -       -      -       -      -
                               10.0%   11.0%   10.0%    11.0%    12.0%    13.0%    5.0%    5.0%    4.0%   4.0%    5.0   10.0

Responses                      13      13      11       11       12       12      12      12      12     12      12     12
Average %                       9.5%   10.0%    9.8%    10.2%    12.0%    12.5%    3.4%    4.5%    3.4%   3.7%    8.6    9.6
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   10.0%    -        -       13.0%    13.0%    3.0%    3.0%    3.0%   3.0%    5.0    7.0
                                8.0%   10.0%    8.5%     9.0%    11.0%    12.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                               10.0%   10.0%   10.0%    10.0%    12.5%    12.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.4%    9.4%   10.4%    10.4%    11.5%    11.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                6.0%    6.0%    9.0%     9.0%    17.0%    20.0%    4.0%    7.00%   4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                               12.0%   12.0%   10.0%    10.0%    16.0%    10.0%    3.0%    3.0%    3.0%   3.0%    2.0    2.0

Responses                      10      10       8        8        9        9       9       9       9      9       9      9
Average (%)                     9.1%    9.7%    9.5%    10.0%    13.4%    14.3%    3.1%    4.6%    3.4%   3.8%    7.2    8.0
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%    -        -       18.0%    18.0%    3.0%    3.0%    3.0%   3.0%    5.0    7.0
                               10.5%   10.5%   10.0%    10.0%    11.0%    13.0%    2.0%    2.0%    2.0%   2.0%   10.0   10.0
                               11.0%   11.0%   11.0%    11.0%    14.0%    14.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                9.6%    9.6%   10.6%    10.6%    11.5%     1.5%    3.8%    4.0%    4.3%   4.3%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                6.0%    6.0%   10.0%    10.0%    20.0%    20.0%    4.0%    7.0%    4.0%   4.0%    5.0    7.0
                                9.0%    9.0%    9.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                               12.0%   12.0%   10.0%    10.0%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    2.0    2.0

Responses                      10      10       8        8        9        9       9       9       9      9       9      9
Average (%)                     9.7%   10.0%   10.0%    10.5%    14.5%    15.2%    2.9%    4.3%    3.2%   3.6%    7.2    8.0
                       =============================================================================================================
Total responses                49      49      41       41       45       45      45      45      45     45      45     45
Weighted Average (%)            9.3%    9.8%    9.7%    10.1%    12.8%    13.4%    3.2%    4.4%    3.4%   3.7%    8.0    8.8
                       =============================================================================================================

                                                                   AUTUMN 1996 9

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                                    CAPITALIZATION RATES            INTERNAL               GROWTH RATES        TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                     INDUSTRIAL MARKET-WAREHOUSE/DISTRIBUTION
====================================================================================================================================
                                9.2%    9.2%    9.5%     9.5%    10.0%    10.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.5%    8.5%    9.3%     9.3%    11.0%    11.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                8.5%   10.0%    9.5%    10.0%    11.0%    12.0%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                9.0%    9.0%    9.5%     9.5%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                                8.0%    8.0%    8.5%     8.5%    10.5%    10.5%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%   10.0%    9.0%    10.5%    11.0%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                9.0%    9.0%   10.0%    10.0%    11.0%    11.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                9.0%    9.0%    9.5%     9.5%    10.5%    10.5%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                      10      10      10       10       10       10      10      10      10     10      10     10
Average (%)                     8.8%    9.2%    9.4%     9.8%    10.9%    11.0%    2.9%    4.0%    3.3%   3.8%    9.8   10.1
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                9.2%    9.2%    9.5%     9.5%    10.0%    10.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.8%    8.8%    9.5%     9.5%    11.3%    11.3%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.5%    11.5%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                               10.0%   10.0%   11.0%    11.0%    12.0%    12.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.8%    9.8%   10.3%    10.3%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       7       7       7        7        7        7       7       7       7      7       7      7
Average(%)                      9.3%    9.5%   10.0%    10.2%    11.2%    11.2%    2.8%    4.3%    3.2%   3.9%    9.7   10.1
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   12.0%    12.0%    13.0%    13.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                                9.8%    9.8%   10.3%    10.3%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4      4       4
Average (%)                     9.7%    9.9%   10.4%    10.8%    11.9%    11.9%    2.4%    4.8%    3.3%   4.1%   9.5    10.3
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               12.0%   12.0%   13.0%    13.0%    14.0%    14.0%    0.0%    8.0%    3.0%   5.0%   10.0   10.0
                               10.0%   10.0%   10.5%    10.5%    11.5%    11.5%    3.3%    3.3%    3.5%   3.5%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.5%    10.5%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4       4      4
Average (%)                    10.1%   10.4%   10.9%    11.3%    12.4%    12.4%    2.4%    4.8%    3.3%   4.1%    9.5   10.3
                       =============================================================================================================
Total Responses                25      25      25       25       25       25      25      25      25     25      25     25
Weighted Average (%)            9.5%    9.7%   10.2%    10.5%    11.6%    11.6%    2.6%    4.5%    3.2%   4.0%    9.6   10.2
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties.

"Value Added" denotes properties which require more active management due to leasing issued and/or additional capital investment for physical issues

10 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                                    CAPITALIZATION RATES            INTERNAL               GROWTH RATES        TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A - LEASED ASSET                                       INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
====================================================================================================================================
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   10.0   10.0
                                9.0%    9.0%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       3        3        4        4       4       4       4      4       4      4
Average (%)                     8.9%    9.4%    9.7%    10.7%    11.5%    11.5%    3.3%    4.0%    3.3%   4.0%    8.8   10.3
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.5%    10.5%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   10.0   10.0
                               10.0%   10.0%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       3        3        4        4       4       4       4      4       4      4
Average (%)                     9.3%    9.8%    9.8%    10.8%    11.5%    11.5%    3.3%    4.0%    3.3%   4.0%    8.8   10.3
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.5%    10.5%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       5       5       4        4        5        5       5       5       5      5       5      5
Average (%)                     9.4%   10.0%    9.9%    10.9%    12.4%    13.2%    3.4%    4.0%    3.2%   3.8%    8.2    9.4
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%    5.0    5.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.5%   10.5%   11.0%    11.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.5%   10.5%    -        -       12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       5       5       4        4        5        5       5       5       5      5       5      5
Average (%)                     9.6%   10.2%   10.0%    11.0%    12.4%    13.2%    3.4%    4.0%    3.2%   3.8%    8.2    9.4

                       =============================================================================================================
Total Responses                18      18      14       14       18       18      18      18      18     18      18     18
Weighted Average (%)            9.3%    9.8%    9.8%    10.8%    12.0%    12.4%    3.3%    4.0%    3.2%   3.9%    8.5    9.8
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues.

                                                                  AUTUMN 1996 11

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                                    CAPITALIZATION RATES            INTERNAL               GROWTH RATES        TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                RETAIL MARKET-NEIGHBORHOOD & COMMUNITY CENTERS
====================================================================================================================================
                                9.0%   10.5%    9.5%    10.5%    11.0%    12.5%    3.5%    3.5%    3.5%   3.5%   10.0   10.0
                                9.5%   10.0%   10.0%    10.0%    12.5%    12.5%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                               10.0%   10.0%   10.5%    10.5%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                               10.3%   10.3%   10.8%    10.8%    13.0%    13.0%    2.0%    2.0%    4.0%   4.0%    7.0    7.0
                                9.0%    9.0%   10.0%    10.0%    10.0%    10.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                                9.8%    9.8%   10.3%    10.3%    11.5%    11.5%    3.8%    4.0%    4.0%   4.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                9.0%    9.0%    9.5%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0

Responses                       9       9       8        8        8        8       9       9       9      9       9      9
Average (%)                     9.3%    9.8%   10.0%    10.4%    11.9%    12.1%    2.9%    3.7%    3.4%   3.9%    8.9    9.4
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                               10.8%   10.8%   11.3%    11.3%    14.0%    14.0%    2.0%    2.0%    4.0%   4.0%    7.0    7.0
                               10.0%   10.0%   11.0%    11.0%    12.0%    12.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    11.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.5%   10.5%    -        -        -        -       -       -       -      -       -      -

Responses                       6       6       4        4        4        4       5       5       5      5       5      5
Average (%)                     9.5%   10.0%   10.4%    11.1%    12.3%    12.3%    2.3%    3.8%    3.3%   4.2%    9.0    9.6
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   12.0%    12.0%    13.0%    13.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%    9.5%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.0%   10.0%    -        -        -        -       -       -       -      -       -      -
                               11.0%   11.0%    9.5%     9.5%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    3.0    3.0

Responses                       7       7       5        5        5        5       6       6       6      6       6      6
Average (%)                     9.7%   10.3%   10.1%    10.7%    13.8%    14.6%    2.8%    4.0%    3.1%   3.8%    8.5%   9.0%
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               13.0%   13.0%   14.0%    14.0%    14.0%    14.0%    0.0%    6.0%    2.0%   5.0%   10.0   10.0
                               10.0%   11.0%   10.0%    11.0%    16.0%    20.0%    4.0%    4.0%    3.0%   3.0%   10.0   10.0
                                9.0%   10.0%    -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.0%    11.0%    14.0%    14.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                               11.0%   11.0%   10.5%    10.5%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    3.0    3.0

Responses                       6       6       5        5        5        5       6       6       6      6       6      6
Average (%)                    10.3%   10.8%   10.8%    11.5%    14.2%    15.0%    2.8%    4.0%    3.1%   3.8%    8.5    9.0

                       =============================================================================================================
Total Responses                28      28      22       22       22       22      26      26      26     26      26     26
Weighted Average (%)            9.7%   10.2%   10.3%    10.9%    13.0%    13.5%    2.7%    3.9%    3.2%   4.0%    8.7    9.3
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues

12 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                                    CAPITALIZATION RATES            INTERNAL               GROWTH RATES        TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                      RETAIL MARKET-POWER CENTERS & "BIG BOX"
====================================================================================================================================
                                9.0%    9.0%    9.5%     9.5%    11.0%    11.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                               10.0%   10.0%    9.5%     9.5%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0
                               10.5%   10.5%   10.5%    10.5%    11.0%    12.0%    2.0%    2.0%    3.0%   3.0%   10.0   10.0
                                9.5%    9.5%   10.0%    10.0%    11.4%    11.4%    3.8%    3.8%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%    9.5%    10.0%    11.0%    11.5%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                9.3%    9.3%    9.5%    10.0%    10.5%    10.5%    3.0%    4.0%    3.0%   4.0%    7.0   10.0
                                9.0%    9.0%    -        -        -        -       -       -       -      -       -      -
                                9.0%    9.5%    9.5%    10.0%    11.0%    11.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0

Responses                       9       9       8        8        8        8       8       8       8      8       8      8
Average (%)                     9.4%    9.5%    9.7%    10.1%    11.5%    11.7%    3.3%    3.5%    3.4%   3.7%    9.1   10.1
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                               10.8%   10.8%   10.8%    10.8%    11.0%    12.0%    2.0%    3.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                               10.0%   10.0%   10.0%    10.0%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Response                        3       3       3        3        3        3       3       3       3      3       3      3
Average (%)                     9.8%   10.1%   10.1%    10.6%    11.0%    11.3%    2.8%    3.7%    3.2%   3.7%    9.3   10.3
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.8%   10.8%   10.8%    10.8%    12.0%    12.0%    2.0%    2.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.5%    9.5%   10.0%    10.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Response                        3       3       3        3        3        3       3       3       3      3       3      3
Average (%)                     9.6%    9.9%   10.1%    10.6%    12.0%    12.0%    2.8%    3.3%    3.2%   3.7%    9.3   10.3
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   10.8%    10.8%    12.0%    12.0%    2.0%    2.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                -       -       -        -       15.0%    15.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       2       2       2        2        3        3       3       3       3      3       3      3
Average (%)                     9.8%   10.3%   10.1%    10.9%    12.7%    12.7%    2.8%    3.3%    3.2%   3.7%    9.3   10.3

                       =============================================================================================================
Total Responses                17      17      16       16       17       17      17      17      17     17      17     17
Weighted Average (%)            9.6%    9.9%   10.0%    10.5%    11.8%    11.9%    2.9%    3.5%    3.2%   3.7%    9.3   10.3
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues

                                                                  AUTUMN 1996 13

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                                    CAPITALIZATION RATES            INTERNAL               GROWTH RATES        TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                                 RETAIL MARKET-REGIONAL MALLS
====================================================================================================================================
                                7.5%    7.5%    8.0%     8.0%    11.3%    11.3%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                9.0%    9.0%    9.0%     9.0%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                                7.5%    7.5%    7.8%     7.8%    12.0%    12.0%    1.5%    2.0%    3.0%   3.0%   10.0   10.0
                                7.0%    8.0%    8.0%     8.0%    10.5%    11.5%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                                9.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.0%    8.0%     9.0%    10.5%    11.0%    3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                8.0%    8.0%    8.5%     8.5%    11.0%    11.0%    4.0%    4.0%    4.0%   4.0%   10.0   10.0
                                7.8%    8.0%    8.3%     8.5%    11.0%    12.0%    2.5%    3.0%    2.5%   3.0%   10.0   10.0
                                7.0%    8.0%    7.0%     8.0%    10.0%    11.0%    4.0%    4.0%    4.0%   4.0%    5.0   10.0

Responses                      10       9       9        9        9        9      10      10      10     10      10     10
Average (%)                     7.9%    8.2%    8.2%     8.6%    11.4%    11.8%    3.0%    3.6%    3.5%   3.8%    9.1    9.6
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                               10.0%   10.0%   10.0%    10.0%    17.0%    17.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                                9.0%    9.0%    9.0%     9.0%    13.5%    13.5%    2.0%    2.0%    4.0%   4.0%    7.0    7.0
                                9.0%   10.0%   10.0%    10.0%    12.0%    14.0%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                               10.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0

Responses                       5       4       4        4        4        4       5       5       5      5       5      5
Average (%)                     9.3%    9.6%    9.6%    10.0%    13.4%    13.9%    2.5%    3.4%    3.7%   4.0%    8.6    8.6
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   10.0%   10.0%    10.0%    18.0%    18.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                               11.0%   11.0%   11.0%    11.0%    13.0%    14.0%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                                9.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.5%    8.5%     9.0%    11.5%    12.5%    2.5%    3.0%    2.5%   3.0%   10.0   10.0

Responses                       5       4       4        4        4        4       5       5       5      5       5      5
Average (%)                     9.3%    9.8%    9.8%    10.3%    13.4%    13.9%    2.6%    3.6%    3.4%   3.8%    9.2    9.2
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               11.0%   11.0%   11.0%    11.0%    20.0%    20.0%    4.0%    4.0%    4.0%   4.0%    5.0    5.0
                               12.5%   12.5%   12.0%    12.0%    14.0%    15.0%    0.0%    4.0%    3.0%   4.0%   10.0   10.0
                               10.0%    -       -        -        -        -       3.0%    3.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%    9.0%    9.3%     9.8%    12.0%    13.0%    2.5%    3.0%    2.5%   3.0%   10.0   10.0
                               13.0%   13.0%   11.0%    11.0%    16.0%    16.0%    3.0%    3.0%    3.0%   3.0%    3.0    3.0

Responses                       6       5       5        5        5        5       6       6       6      6       6      6
Average (%)                    10.6%   11.0%   10.6%    11.0%    14.6%    15.0%    2.7%    3.5%    3.3%   3.7%    8.2    8.2

                       =============================================================================================================
TOTAL RESPONSES                26      22      22       22       22       22      26      26      26     26      26     26
WEIGHTED AVERAGE (%)            9.3%    9.6%    9.5%    10.0%    13.2%    13.6%    2.7%    3.5%    3.5%   3.8%    8.8    8.9
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues

14 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                                    CAPITALIZATION RATES            INTERNAL               GROWTH RATES        TYPICAL PROJECTION
                                 GOING-IN         TERMINAL       RATE OF RETURN       INCOME        EXPENSES     PERIOD (YEARS)
                                LOW    HIGH     LOW     HIGH      LOW     HIGH     LOW    HIGH     LOW   HIGH     LOW   HIGH
====================================================================================================================================
CLASS A-LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
====================================================================================================================================
                                8.5%   10.0%    9.0%    10.5%     -        -       -       -       3.5%   3.5%    1.0    1.0
                                8.5%    9.0%    9.0%     9.0%    11.0%    11.0%    3.0%    3.0%    3.0%   3.0%   10.0   10.0
                                9.8%    9.8%   10.0%    10.0%    15.0%    15.0%    4.0%    4.0%    4.0%   4.0%    5.0    7.0
                                8.3%    9.0%    9.0%     9.5%    10.5%    11.5%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                                7.5%    8.5%    8.0%     9.0%    10.0%    11.0%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.8%    8.8%    9.0%     9.0%    11.3%    11.3%    3.8%    4.0%    4.0%   4.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.5%    9.0%    9.0%     9.5%    10.0%    11.5%    3.0%    4.0%    3.0%   3.0%   10.0   10.0
                                8.5%    9.0%    8.5%     9.0%     -        -       3.0%    3.5%    3.0%   3.5%   10.0   10.0
                                8.8%    9.0%    9.0%     9.5%    11.0%    11.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                      10      10      10       10        8        8       9       9      10     10      10     10
Average (%)                     8.6%    9.2%    9.0%     9.6%    11.2%    11.7%    2.9%    3.9%    3.3%   3.8%    8.4    8.9
====================================================================================================================================
CLASS B-LEASED ASSET
====================================================================================================================================
                                9.0%    9.5%    9.5%    10.0%    11.0%    12.0%    3.0%    4.0%    3.0%   4.0%   10.0   10.0
                                9.0%   10.0%   10.0%    10.0%    11.0%    12.5%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                9.0%   10.0%   10.0%    10.5%    10.5%    12.0%    3.0%    4.0%    3.0%   3.0%   10.0   10.0
                                9.0%    9.5%    9.5%    10.0%    11.5%    11.5%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       5       5       5        5        5        5       5       5       5      5       5      5
Average (%)                     8.9%    9.7%    9.7%    10.3%    11.0%    11.8%    2.5%    4.2%    3.1%   4.0%    9.6   10.2
====================================================================================================================================
CLASS A-VALUE ADDED
====================================================================================================================================
                               10.0%   11.0%   11.0%    11.0%    12.5%    13.5%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.0%    9.0%     9.0%    11.0%    12.0%    4.0%    6.0%    3.0%   3.0%    3.0    5.0
                                9.0%    9.0%    9.5%    10.0%    12.0%    12.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4       4      4
Average (%)                     8.9%    9.4%    9.8%    10.3%    11.6%    12.1%    2.6%    4.8%    3.1%   4.0%    7.8    9.0
====================================================================================================================================
CLASS B-VALUE ADDED
====================================================================================================================================
                               12.0%   13.0%   13.0%    13.0%    13.0%    15.0%    0.0%    5.0%    3.0%   5.0%   10.0   10.0
                                8.5%    9.5%    9.5%    11.0%    11.0%    11.0%    3.5%    4.0%    3.5%   4.0%   11.0   11.0
                                8.0%    8.0%   10.0%    10.0%    11.0%    13.0%    4.0%    6.0%    3.0%   3.0%    3.0    5.0
                                9.5%   10.0%   10.0%    11.0%    13.0%    13.0%    3.0%    4.0%    3.0%   4.0%    7.0   10.0

Responses                       4       4       4        4        4        4       4       4       4      4       4      4
Average (%)                     9.5%   10.1%   10.6%    11.3%    12.0%    13.0%    2.6%    4.8%    3.1%   4.0%    7.8    9.0

                       =============================================================================================================
TOTAL RESPONSES                23      23      23       23       21       21      22      22      23     23      23     23
WEIGHTED AVERAGE (%)            9.0%    9.6%    9.8%    10.4%    11.5%    12.1%    2.7%    4.4%    3.2%   4.0%    8.4    9.3
                       =============================================================================================================

"Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

"Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues

                                                                  AUTUMN 1996 15

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                                          CAPITALIZATION RATES         INTERNAL                GROWTH RATES      TYPICAL PROJECTION
                                       GOING-IN        TERMINAL     RATE OF RETURN        INCOME        EXPENSES    PERIOD (YEARS)
                                      LOW    HIGH     LOW    HIGH     LOW    HIGH      LOW    HIGH     LOW    HIGH    LOW   HIGH
===================================================================================================================================
OFFICE                                                                                               SUMMARY OF WEIGHTED AVERAGES
===================================================================================================================================
Urban/CBD                             9.8%   10.3%    9.7%   10.3%   13.0%   13.5%     3.3%   4.6%     3.4%   3.9%    8.1    9.2

      Class A-Leased Asset            9.2%    9.6%    9.2%    9.7%   11.7%   12.0%     3.3%   4.2%     3.4%   3.9%    8.5    9.5
      Class B-Leased Asset           10.0%   10.4%    9.7%   10.3%   12.8%   13.1%     3.3%   4.7%     3.5%   4.0%    8.3    9.7
      Class A-Value Added             9.4%   10.0%    9.6%   10.2%   12.8%   13.5%     3.5%   4.6%     3.5%   3.9%    7.6    8.9
      Class B-Value Added            10.7%   11.0%   10.5%   11.2%   14.6%   15.3%     3.2%   4.8%     3.3%   3.9%    8.0    8.8

Suburban                              9.3%    9.8%    9.7%   10.1%   12.8%   13.4%     3.2%   4.4%     3.4%   3.7%    8.0    8.8

      Class A-Leased Asset            8.8%    9.5%    9.3%    9.9%   11.2%   11.6%     3.5%   4.4%     3.6%   3.8%    8.9    9.7
      Class B-Leased Asset            9.5%   10.0%    9.8%   10.2%   12.0%   12.5%     3.4%   4.5%     3.4%   3.7%    8.6    9.6
      Class A-Value Added             9.1%    9.7%    9.5%   10.0%   13.4%   14.3%     3.1%   4.6%     3.4%   3.8%    7.2    8.0
      Class B-Value Added             9.7%   10.0%   10.0%   10.5%   14.5%   15.2%     2.9%   4.3%     3.2%   3.6%    7.2    8.0
===================================================================================================================================
INDUSTRIAL
===================================================================================================================================
Warehouse/Distribution                9.5%    9.7%   10.2%   10.5%   11.6%   11.6%     2.6%   4.5%     3.2%   4.0%    9.6   10.2

      Class A-Leased Asset            8.8%    9.2%    9.4%    9.8%   10.9%   11.0%     2.9%   4.0%     3.3%   3.8%    9.8   10.1
      Class B-Leased Asset            9.3%    9.5%   10.0%   10.2%   11.2%   11.2%     2.8%   4.3%     3.2%   3.9%    9.7   10.1
      Class A-Value Added             9.7%    9.9%   10.4%   10.8%   11.9%   11.9%     2.4%   4.8%     3.3%   4.1%    9.5   10.3
      Class B-Value Added            10.1%   10.4%   10.9%   11.3%   12.4%   12.4%     2.4%   4.8%     3.3%   4.1%    9.5   10.3

Business Parks                        9.4%    9.9%   10.0%   10.8%   12.3%   12.9%     3.4%   4.0%     3.2%   3.8%    8.3    9.6

      Class A-Leased Asset            9.0%    9.5%    9.8%   10.5%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
      Class B-Leased Asset            9.3%    9.8%   10.0%   10.8%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
      Class A-Value Added             9.5%   10.2%   10.0%   10.8%   13.0%   14.3%     3.5%   4.0%     3.2%   3.7%    7.7    8.7
      Class B-Value Added             9.7%   10.3%   10.2%   11.0%   13.0%   14.3%     3.5%   4.0%     3.2%   3.7%    7.7    8.7

Other Industrial/Manufacturing        9.2%    9.7%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    8.8   10.3

      Class A-Leased Asset            8.8%    9.3%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    8.5   10.0
      Class B-Leased Asset            9.3%    9.8%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    8.5   10.0
      Class A-Value Added             9.3%    9.8%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
      Class B-Value Added             9.5%   10.0%    9.5%   11.0%   11.5%   11.5%     3.3%   4.0%     3.3%   4.0%    9.0   10.5
===================================================================================================================================
RETAIL
===================================================================================================================================
Neighborhood & Community Centers      9.7%   10.2%   10.3%   10.9%   13.0%   13.5%     2.7%   3.9%     3.2%   4.0%    8.7    9.3

      Class A-Leased Asset            9.3%    9.8%   10.0%   10.4%   11.9%   11.9%     2.9%   3.7%     3.4%   3.9%    8.9    9.4
      Class B-Leased Asset            9.5%   10.0%   10.4%   11.1%   12.3%   12.3%     2.3%   3.8%     3.3%   4.2%    9.0    9.6
      Class A-Value Added             9.7%   10.3%   10.1%   10.7%   13.8%   14.6%     2.8%   4.0%     3.1%   3.8%    8.5    9.0
      Class B-Value Added            10.3%   10.8%   10.8%   11.5%   14.2%   15.0%     2.8%   4.0%     3.1%   3.8%    8.5    9.0

Power Center & "Big Box"              9.6%    9.9%   10.0%   10.5%   11.8%   11.9%     2.9%   3.5%     3.2%   3.7%    9.1   10.3

      Class A-Leased Asset            9.4%    9.5%    9.7%   10.1%   11.5%   11.7%     3.3%   3.5%     3.4%   3.7%    9.1   10.1
      Class B-Leased Asset            9.8%   10.1%   10.1%   10.6%   11.0%   11.3%     2.8%   3.7%     3.2%   3.7%    9.3   10.3
      Class A-Value Added             9.6%    9.9%   10.1%   10.6%   12.0%   12.0%     2.8%   3.3%     3.2%   3.7%    9.3   10.3
      Class B-Value Added             9.8%   10.3%   10.1%   10.9%   12.7%   12.7%     2.8%   3.3%     3.2%   3.7%    9.3   10.3

Regional Malls                        9.3%    9.6%    9.5%   10.0%   13.2%   13.6%     2.7%   3.5%     3.5%   3.8%    8.8    8.9

      Class A-Leased Asset            7.9%    8.2%    8.2%    8.6%   11.4%   11.8%     3.0%   3.6%     3.5%   3.8%    9.1    9.6
      Class B-Leased Asset            9.3%    9.6%    9.6%   10.0%   13.4%   13.9%     2.5%   3.4%     3.7%   4.0%    8.6    8.6
      Class A-Value Added             9.3%    9.8%    9.8%   10.3%   13.4%   13.9%     2.6%   3.6%     3.4%   3.8%    9.2    9.2
      Class B-Value Added            10.6%   11.0%   10.6%   11.0%   14.6%   15.0%     2.7%   3.5%     3.3%   3.7%    8.2    8.2

Specialty Retail                      9.5%   10.5%   10.8%   11.5%   12.0%   12.6%     1.9%   4.0%     3.3%   4.0%   10.0   10.5

      Class A-Leased Asset            8.2%    9.0%    8.8%    9.7%   10.7%   11.3%     2.5%   4.0%     3.5%   4.0%    8.7   10.3
      Class B-Leased Asset            9.3%   10.3%   10.8%   11.5%   11.5%   12.5%     1.8%   4.0%     3.3%   4.0%   10.5   10.5
      Class A-Value Added             9.3%   11.0%   11.3%   12.0%   12.5%  112.0%     1.8%   4.0%     3.3%   4.0%   10.5   10.5
      Class B-Value Added            10.6%   11.8%   12.3%   13.0%   13.5%   13.5%     1.8%   4.0%     3.3%   4.0%   10.5   10.5
===================================================================================================================================
RESIDENTIAL
===================================================================================================================================
Apartments                            9.0%    9.6%    9.8%   10.4%   11.5%   12.1%     2.7%   4.4%     3.2%   4.0%    8.4    9.3

      Class A-Leased Asset            8.6%    9.2%    9.0%    9.6%   11.2%   11.7%     2.9%   3.9%     3.3%   3.8%    8.4    8.9
      Class B-Leased Asset            8.9%    9.7%    9.7%   10.3%   11.0%   11.8%     2.5%   4.2%     3.1%   4.0%    9.6   10.2
      Class A-Value Added             8.9%    9.4%    9.8%   10.3%   11.6%   12.1%     2.6%   4.8%     3.1%   4.0%    7.8    9.0
      Class B-Value Added             9.5%   10.1%   10.6%   11.3%   12.0%   13.0%     2.6%   4.8%     3.1%   4.0%    7.8    9.0

16  REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                                      Single-Tenant NNN Leased Properties
                                          (Excludes "Bondable" Leases)

                             Minimum No.  Going-in Cap Rate  Internal Rate of Return
                              of Years     Low       High       Low        High
Investment Grade Tenant
------------------------------------------------------------------------------------
                                  4.0       9.0%      9.0%      10.0%      12.0%
                      --------------------------------------------------------------
                                 10.0       8.0       9.0       10.5       11.5
                      --------------------------------------------------------------
                                  5.0      10.5      10.5       13.0       13.0
                      --------------------------------------------------------------
                                 10.0       9.0      10.5       13.0       15.0
                      --------------------------------------------------------------
                                 10.0       8.5       9.0       10.5       12.0
                      --------------------------------------------------------------
                                 10.0       9.5      10.0       10.5       11.5
                      --------------------------------------------------------------
                                 10.0       8.5      11.0       10.8       12.0
                      --------------------------------------------------------------
                                 10.0       9.5       9.5       11.0       11.0
                      --------------------------------------------------------------
                                 20.0       9.0       9.0        N/A        N/A
                      --------------------------------------------------------------
                                 10.0       8.0      10.0        N/A        N/A
------------------------------------------------------------------------------------
Responses                        10.0      10.0      10.0        8.0        8.0
Average                           9.9       9.0%      9.8%      11.2%      12.3%


Non-Investment Grade Tenant
------------------------------------------------------------------------------------
                                  4.0       9.5       9.5       10.5       13.0
                      --------------------------------------------------------------
                                 10.0       9.0      10.0       11.5       12.5
                      --------------------------------------------------------------
                                  5.0      13.0      13.0       15.0       15.0
                      --------------------------------------------------------------
                                 10.0      10.0      12.0       17.0       20.0
                      --------------------------------------------------------------
                                 10.0       9.0      10.0       11.0       13.0
                      --------------------------------------------------------------
                                 10.0      11.0      12.0       13.0       15.0
                      --------------------------------------------------------------
                                 10.0      10.5      10.5       13.0       13.0
                      --------------------------------------------------------------
                                 20.0      11.0      11.0       N/A        N/A
                      --------------------------------------------------------------
                                 10.0      10.0      12.5       N/A        N/A
                      --------------------------------------------------------------
Responses                         9.0       9.0       9.0        7.0        7.0
Average                           9.9      10.3%     11.2%      13.0%      14.5%

                                                                  AUTUMN 1996 17

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                      CAPITALIZATION RATES       BLENDED INTERNAL  EQUITY INTERNAL          GROWTH RATES          TYPICAL PROJECTION
                  GOING-IN          TERMINAL      RATE OF RETURN   RATE OF RETURN      INCOME          EXPENSES      PERIOD (YEARS)
              ----------------------------------------------------------------------------------------------------------------------
               LOW      HIGH      LOW     HIGH     LOW     HIGH     LOW    HIGH     LOW     HIGH     LOW     HIGH     LOW    HIGH
              ----------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
LUXURY                                                                                                          HOTEL - FULL SERVICE
====================================================================================================================================
               8.0%     8.0%     10.0%    10.0%   18.0%    18.0%   25.0%   25.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
               7.0%     7.0%     10.0%    10.0%   15.0%    15.0%   20.0%   20.0%    7.0%    7.0%     4.0%    4.0%     5.0     5.0
               6.0%     9.5%     10.0%    10.0%   12.0%    15.0%   15.0%   18.0%    3.0%    3.0%     3.0%    3.0%     5.0     5.0
               8.0%    11.0%      8.5%    12.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0
               -        -        11.0%    13.0%   15.0%    15.0%   18.0%   18.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0
               6.0%     8.0%     10.0%    12.0%   13.0%    14.0%   20.0%   22.0%    3.0%    4.0%     3.0%    4.0%     5.0     5.0
               8.0%    12.0%      8.0%    10.0%   15.0%    15.0%   15.0%   20.0%    4.0%    4.0%     4.0%    4.0%     5.0     5.0

Responses      7        7         8        8       8        8       8       8       8       8        8       8        8       8
Average (%)    7.5%     9.3%      9.8%    10.9%   14.5%    15.3%   19.5%   20.1%    4.1%    4.3%     3.8%    3.9%     6.5     6.9
====================================================================================================================================
FIRST CLASS
====================================================================================================================================
               9.0%     9.0%     11.0%    11.0%   12.0%    12.0%   20.0%   20.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              10.0%    10.0%     10.0%    10.0%    -        -      13.0%   13.0%    3.0%    3.0%     3.0%    3.0%    10.0    10.0
               9.0%     9.0%     11.0%    11.0%   14.0%    14.0%   13.0%   18.0%    6.0%    6.0%     4.0%    4.0%     5.0     5.0
               9.5%    11.0%     11.0%    11.0%   15.0%    20.0%   18.0%   22.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              10.0%    12.0%     10.5%    13.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
               7.0%     9.0%     10.0%    11.0%   11.5%    12.0%   14.0%   16.0%    4.0%    5.0%     3.0%    4.0%     5.0     5.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0
               9.0%     9.0%     10.5%    10.5%   21.0%    21.0%   14.0%   14.0%    4.0%    4.0%     3.0%    3.0%     7.0     7.0
              10.0%    12.0%     11.0%    11.0%    -        -       -       -       3.5%    3.5%     3.5%    3.5%     5.0    10.0
              10.0%    10.0%      9.0%     9.5%   19.0%    19.0%   15.0%   15.0%    8.0%    8.0%     6.0%    6.0%     -       -
              10.0%    13.0%     12.0%    13.0%   25.0%    25.0%   20.0%   20.0%    3.5%    4.0%     3.5%    4.0%     5.0     5.0
              10.5%    10.5%     10.5%    10.5%   13.5%    13.5%    -       -       3.5%    3.5%     3.5%    3.5%    10.0    10.0
               8.0%    12.0%      8.0%    10.0%   15.0%    15.0%   20.0%   20.0%    4.0%    4.0%     4.0%    4.0%     5.0     5.0

Responses     13       13        13       13      11       11      11      11      13      13       13      13       12      12
Average%       9.3%    10.5%     10.4%    10.9%   15.8%    16.5%   17.3%   17.8%    4.2%    4.3%     3.7%    3.8%     6.6     7.3
====================================================================================================================================
MID-RATE
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   18.0%   18.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              11.0%    11.0%     11.0%    11.0%   13.0%    13.0%   17.0%   17.0%    6.0%    6.0%     4.0%    4.0%     5.0     5.0
               9.5%    11.0%     11.0%    11.0%   15.0%    18.0%   17.0%   20.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              10.0%    12.0%     10.5%    13.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
               9.5%     9.5%     10.5%    10.5%   15.0%    15.0%   18.0%   18.0%    4.5%    4.5%     4.0%    4.0%    10.0    10.0

Responses      5        5         5        5       5        5       5       5       5       5        5       5        5       5
Average(%)    10.0%    10.7%     11.0%    11.5%   14.2%    15.2%   18.0%   18.6%    4.2%    4.2%     3.7%    3.7%     6.4     7.0

           =========================================================================================================================
Total
Responses     25       25        26       26      24       24      24      24      26      26       26      26       25      25
Weighted
Average (%)    8.9%    10.1%     10.4%    11.1%   14.8%    15.7%   18.3%   18.8%    4.2%    4.3%     3.7%    3.8%     6.5     7.0
           =========================================================================================================================


                       MANAGEMENT       RESERVES FOR
                          FEES*         REPLACEMENT
                      --------------------------------
                      LOW     HIGH     LOW      HIGH
                      --------------------------------
======================================================
LUXURY                            HOTEL - FULL SERVICE
======================================================
                      3.0%    3.0%     5.0%     5.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    4.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     5.0%
                      3.0%    4.0%     4.0%     5.0%

Responses             8       8        8        8
Average (%)           2.8%    3.3%     4.1%     4.4%
======================================================
FIRST CLASS
======================================================
                      3.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     5.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.5%    2.5%     5.0%     5.0%
                      3.5%    3.5%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      2.5%    2.5%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%
                      3.0%    3.0%     5.0%     5.0%
                      3.0%    4.0%     4.0%     5.0%

Responses            13      13       13       13
Average%              2.8%    3.1%     4.2%     4.3%
======================================================
MID-RATE
======================================================
                      3.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      2.0%    3.0%     4.0%     4.0%
                      3.0%    3.0%     4.0%     4.0%
                      3.5%    3.5%     4.0%     4.0%

Responses             5       5        5        5
Average(%)            2.9%    3.1%     4.0%     4.0%

           ===========================================
Total
Responses            26      26       26       26
Weighted
Average (%)           2.9%    3.2%     4.1%     4.2%
           ===========================================

*as percent of total revenues

18 REAL ESTATE OUTLOOK

====================================================================================================================================
                       CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY - AUTUMN 1996
====================================================================================================================================
                      CAPITALIZATION RATES       BLENDED INTERNAL  EQUITY INTERNAL          GROWTH RATES          TYPICAL PROJECTION
                  GOING-IN          TERMINAL      RATE OF RETURN   RATE OF RETURN      INCOME          EXPENSES      PERIOD (YEARS)
              ----------------------------------------------------------------------------------------------------------------------
               LOW      HIGH      LOW     HIGH     LOW     HIGH     LOW    HIGH     LOW     HIGH     LOW     HIGH     LOW    HIGH
              ----------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
MID-RATE                                                                                                     HOTEL - LIMITED SERVICE
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   15.0%   15.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              12.0%    12.0%     12.0%    12.0%   13.0%    13.0%   17.0%   17.0%    3.0%    3.0%     4.0%    4.0%     5.0     5.0
               8.0%    10.0%     10.0%    10.0%   12.0%    15.0%   14.0%   16.0%    3.0%    3.0%     2.0%    2.0%     5.0     5.0
              11.0%    13.0%     11.5%    14.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
              11.0%    11.0%     11.8%    11.8%   16.0%    16.0%   19.0%   19.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0
              10.0%    13.0%     12.0%    13.0%   25.0%    25.0%   20.0%   20.0%    3.5%    4.0%     3.5%    4.0%     5.0     5.0

Responses      6        6         6        6       6        6       6       6       6       6        6       6        6       6
Average(%)    10.3%    11.5%     11.5%    12.1%   15.7%    16.5%   17.5%   17.8%    3.5%    3.6%     3.7%    3.8%     6.2     6.7
====================================================================================================================================
ECONOMY
====================================================================================================================================
              10.0%    10.0%     12.0%    12.0%   15.0%    15.0%   15.0%   15.0%    4.0%    4.0%     5.0%    5.0%     5.0     5.0
              13.0%    13.0%     13.0%    13.0%   13.0%    13.0%   17.0%   17.0%    3.0%    3.0%     4.0%    4.0%     5.0     5.0
               9.0%    11.0%     10.0%    10.0%   12.0%    15.0%   14.0%   16.0%    3.0%    3.0%     3.0%    3.0%     5.0     5.0
              11.0%    13.0%     11.5%    14.0%   13.0%    15.0%   20.0%   20.0%    3.5%    3.5%     3.5%    3.5%     7.0    10.0
              11.0%    11.0%     11.8%    11.8%   16.0%    16.0%   19.0%   19.0%    4.0%    4.0%     4.0%    4.0%    10.0    10.0

               5        5         5        5       5        5       5       5       5       5        5       5        5       5
              10.8%    11.6%     11.7%    12.2%   13.8%    14.8%   17.0%   17.4%    3.5%    3.5%     3.9%    3.9%     6.4     7.0
           =========================================================================================================================
Total
Responses     11       11        11       11      11       11      11      11      11      11       11      11       11      11
Weighted
Average (%)   10.6%    11.6%     11.6%    12.1%   14.7%    15.7%   17.3%   17.6%    3.5%    3.5%     3.8%    3.8%     6.3     6.8
           =========================================================================================================================


                       MANAGEMENT       RESERVES FOR
                          FEES*         REPLACEMENT
                      --------------------------------
                      LOW     HIGH     LOW      HIGH
                      --------------------------------
======================================================
MID-RATE                       HOTEL - LIMITED SERVICE
======================================================
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    4.0%     4.0%     5.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    4.0%     4.5%     4.5%
                       4.0%    4.0%     5.0%     5.0%

Responses              6       6        6        6
Average(%)             3.3%    3.5%     4.3%     4.4%
======================================================
ECONOMY
======================================================
                       3.0%    3.0%     4.0%     4.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    5.0%     5.0%     5.0%
                       3.0%    3.0%     4.0%     4.0%
                       4.0%    4.0%     4.5%     4.5%
                       5       5        5        5
                       3.4%    3.6%     4.3%     4.3%

           ===========================================
Total
Responses             11      11       11       11

Weighted
Average (%)            3.4%    3.6%     4.3%     4.4%
           ===========================================

*as percent of total revenues

                                                                  AUTUMN 1996 19

                                                       OFFICE BUILDING SALE
================================================================================


I-1                                               Sale

Building Name:                                    280 King of Prussia Road

Location:                                         280 King of Prussia Road
                                                  Radnor Twp., Delaware, PA

Parcel Number:                                    15-026-000

Grantor:                                          Radnor Blue Devils Assoc.

Grantee:                                          Wyeth Laboratories, Inc.

Date of Sale:                                     01/16/96

Recording Data:                                   Deed Book 1435 Page 320

Physical Description:

  Land Area:                                      6.70 Acres
  Gross Building Area:                            65,000 Square Feet
  Net Rentable Area:                              65,000 Square Feet
  Year Built:                                     1981
  Occupancy at Sale:                              100%
  Parking:                                        Surface parking for 262 cars
  Quality:                                        Average
  Construction:                                   Brick & steel
  Zoning:                                         Office
  Stories:                                        3

Sale Price:                                       $8,400,000

Terms of Sale:                                    Cash to seller

Sale Price/Square Foot (GSF):                     $129.23

Sale Price/Square Foot (RSF):                     $129.23

COMMENTS:

    280 King of Prussia Road is a three story, brick and steel frame office building situated on an approximate 6.7 acre site. Constructed in 1981, the building was considered in average condition at the time of sale.

    The buyer, Wyeth Laboratories, was a tenant in the building at the time of sale. Wyeth was considered motivated to acquire the building due to its extensive presence in the Radnor area and occupies two contiguous

                                                       OFFICE BUILDING SALE
================================================================================

I-1 Continued
 buildings.

Confirmation Data:
 By:                                       BROKER








PHL4-1439

                                                       OFFICE BUILDING SALE
================================================================================


I-2                                            Sale

Building Name:                                 150 Monument Road

Location:                                      150 Monument Road
                                               Bala Cynwyd
                                               Lower Merion Twp., Montgomery, PA

Parcel Number:                                 40-002H-112

Grantor:                                       Monument Development Assoc.

Grantee:                                       Monument Road, Inc. (RREEF)

Date of Sale:                                  08/08/96

Recording Data:                                Book 5157, Page 1860

Physical Description:

  Land Area:                                   7.74 Acres
  Gross Building Area:                         149,000 Square Feet
  Net Rentable Area:                           133,166 Square Feet
  Year Built:                                  1981
  Occupancy at Sale:                           94 %
  Parking:                                     Surface for 481 cars
  Quality:                                     Average
  Construction:                                Masonry and steel
  Zoning:                                      Residential w/ variance
  Stories:                                     6

Sale Price:                                    $15,000,000

Terms of Sale:                                 Cash to seller.

Economic Indicators:
  Net Operating Income:                        $1,645,000       Buyer's Proforma
  Net Cash Flow:                               $1,429,000       Buyer's Proforma

Appraisal Indicators:
  Overall Rate (OAR):                          10.97%

Sale Price/Square Foot (GSF):                  $100.67

Sale Price/Square Foot (RSF):                  $112.64

COMMENTS:
     150 Monument Road is a six story, multi-tenant office

                                                       OFFICE BUILDING SALE
================================================================================



I-2 Continued

 building located in the Bala Cynwyd section of suburban Philadelphia, approximately five miles to Center City and in close proximity to I-76.

    The buyer projects strong rental growth in this market due to constrained supply. Additionally, about
 50% of the tenants within the building are subject to gross leases while the remainder are sub-metered for electric. The buyer expects to convert the gross leases to plus electric leases thereby increasing income levels further.

    It is noted that the net rentable area includes approximately 9,972 square feet of storage space.

Confirmation Data:
 By:                                         BROKER
 With:                                       Flynn Co.








PHL4-1365

                                                       OFFICE BUILDING SALE
================================================================================


I-3                                               Sale

Building Name:                                    Walnut Grove Corporate Center

Location:                                         One Walnut Grove Drive
                                                  Horsham Township
                                                  Montgomery County, PA

Parcel Number:                                    36-060-077

Grantor:                                          LC/N Horsham Partnership II

Grantee:                                          Liberty Property Limited
                                                  Partnership

Date of Sale:                                     12/30/96

Physical Description:

  Land Area:                                      6.92 Acres
  Gross Building Area:                            84,350 Square Feet
  Net Rentable Area:                              81,846 Square Feet
  Year Built:                                     1989
  Occupancy at Sale:                              75 %
  Parking:                                        On-site
  Quality:                                        Good
  Construction:                                   Masonry & Steel
  Zoning:                                         I-2 Light Manufacturing
  Stories:                                        3

Sale Price:                                       $9,114,000

Terms of Sale:                                    Cash to Seller

Economic Indicators:
  Net Operating Income:                           $984,000      Buyer's Proforma

Appraisal Indicators:
  Overall Rate (OAR):                             10.80%

Sale Price/Square Foot (GSF):                     $108.05

Sale Price/Square Foot (RSF):                     $111.36

COMMENTS:

  Constructed in 1989, this three story, Class A office building is situated at the corner of Walnut
  Grove Drive and Dresher Road in Horsham Township.
  The agreed upon

                                                       OFFICE BUILDING SALE
================================================================================


I-3 Continued

  purchase price is $9,000,000. In confirming the sale, the buyer's representative indicated that they were spending $114,000 in necessary repairs, increasing the economic investment to $9,114,000.

Confirmation Data:
  By:                                       BUYER
  With:                                     H. Buzzard (Liberty)








PHL4-1553

                                                       OFFICE BUILDING SALE
================================================================================


I-4                                               Sale

Building Name:                                    Airport Business Center

Location:                                         Route 291 and I-95
                                                  Essington
                                                  Delaware County, PA

Grantor:                                          Henderson/Tinucum L.P.and
                                                  International Court I,II,III

Grantee:                                          Cali Airport Realty Associates

Date of Sale:                                     12/17/96

Recording Data:                                   Deed Book 1545 Page 1636

Physical Description:

  Land Area:                                      32.15 Acres
  Net Rentable Area:                              371,000 Square Feet
  Occupancy at Sale:                              90 %
  Parking:                                        Adequate
  Quality:                                        Good
  Construction:                                   Masonry
  Stories:                                        3

Sale Price:                                       $43,000,000

Terms of Sale:                                    Cash to seller

Economic Indicators:
  Net Operating Income:                           $4,300,000            Estimate

Appraisal Indicators:
  Overall Rate (OAR):                             10%

Sale Price/Square Foot (RSF):                     $115.90

COMMENTS:
  This property consist of a group of three and four story concrete office buildings built in the 1980's.The property is located near the Delaware
  Expressway and Philadelphia International Airport.

Confirmation Data:
  By:                                             BROKER

                                                       OFFICE BUILDING SALE
================================================================================

I-4 Continued
  With:                                   Steve Coyle-JC








PHL4-1684

                                                       OFFICE BUILDING SALE
================================================================================


I-5                                              Sale

Building Name:                                   Westlake Corporate Center

Location:                                        Westlakes Drive
                                                 Tredyffrin Township
                                                 Chester County, PA

Grantor:                                         Beacon Properties Corp.

Grantee:                                         Cali Realty Corp.

Date of Sale:                                    05/01/97

Physical Description:

 Land Area:                                      52.96 Acres
 Net Rentable Area:                              444,293 Square Feet
 Occupancy at Sale:                              97 %
 Parking:                                        adequate
 Quality:                                        Good
 Construction:                                   Masonry
 Stories:                                        3

Sale Price:                                      $72,500,000

Terms of Sale:                                   Cash to seller

Economic Indicators:
 Net Operating Income:                           $6,525,000             Estimate

Appraisal Indicators:
 Overall Rate (OAR):                             9.0%

Sale Price/Square Foot (RSF):                    $163.18

COMMENTS:
 This property consist of four, three story modern office buildings in the Westlakes Corporate Center which is considered one of the premier office developments in suburan Philadelphia. The improvements were built between 1988 and 1990 and were in good condition.


Confirmation Data:
 By:                                             BROKER
 With:                                           Steve Coyle-JC



PHL4-1685

                                              QUALIFICATIONS OF PAUL R. SULLIVAN
================================================================================

Professional Affiliations

     Member, Appraisal Institute (MAI Designation #5978)
     Delaware Certified General Appraiser (Certificate #Xl-0000066) Maryland Certified General Appraiser (Certificate #10322)
     New Jersey Certified General Appraiser (Certificate #RG 08080)
     Ohio Certified General Appraiser (Certificate #392817)
     Pennsylvania Certified General Appraiser (Certificate #GA-000351-L) International Right-of-Way Association (Associated Member)
     Pennsylvania Real Estate Broker (License #AB-023914-A)

Real Estate Experience

     Senior Appraiser, Cushman & Wakefield Valuation Advisory Services Group, specializing in commercial, industrial and special use real estate appraisal and investment counseling. Cushman & Wakefield is a international full service real estate organization and a Rockefeller Group Company.

     Senior Appraiser, Reaves C. Lukens Company of Philadelphia, Pennsylvania, specializing in the appraisal of a wide variety of real properties from January, 1974 to June, 1982.

     Proprietor, Paul R. Sullivan Company of Philadelphia, Pennsylvania, specializing in the appraisal of commercial and industrial real estate on a sub-contract basis from February, 1973 to December, 1973.

     Staff Appraiser, Bart F. Brigidi Company, Inc. of Glenside, Pennsylvania, specializing in eminent domain appraisal assignments from January, 1972 to January, 1973.

     Staff Appraiser, Jackson-Cross Company of Philadelphia, Pennsylvania, participating in the preparation of real estate appraisals from August, 1967 to December, 1971.

Formal Education

      University of Pennsylvania, Philadelphia, Pennsylvania
       Wharton School of Commerce and Finance
        Bachelor of Business Administration - 1976

      Appraisal Institute, Chicago, Illinois
        Required Courses of Study Leading to the MAI Designation
        Various Lectures and Seminars for Continuing Education Credits

      Board of Realtors, Philadelphia, Pennsylvania
        Required Courses of Study for State Licensure

Court Testimony

     Qualified as expert witness in U.S. Bankruptcy Court, Philadelphia and Camden, New Jersey courts and before various tax appeal boards.

                          Commonwealth of Pennsylvania
                              Department of State
                Bureau of Professional and Occupational Affairs
                    P.O. Box 2649, Harrisburg, PA 17105-2649

                                     [SEAL]

                                 Classification

                               GENERAL APPRAISER

Certificate Number         Certification Date        Issued            Expires
   GA-000351-L               SEP  20  1991       APR  22  1997      JUN  30 1999


                                                  Issued To:
/s/ Paul Robert Sullivan
------------------------------------
Signature                                         PAUL ROBERT SULLIVAN
                                                  45 DAYTONA AVENUE
                                                  SEWELL       NJ  08080

/s/ Dorothy Childress
------------------------------------
Commissioner of Professional and
Occupational Affairs

                                                  QUALIFICATIONS OF JOHN B. RUSH
================================================================================

Professional Affiliations

     Member, Appraisal Institute (MAI Designation #7261)
     Delaware Certified General Appraiser (Certificate #X1-0000051) Maryland Certified General Appraiser (Certificate #10041)
     New Jersey Certified General Appraiser (Certificate #RG 00808) Pennsylvania Certified General Appraiser (Certificate #GA-000331-L) Pennsylvania Real Estate Broker (License #AB043144A)
     Affiliate, Tri-State Commercial & Industrial Association of Realtors Associate, Urban Land Institute (Associate #164089)

Real Estate Experience

     Director of Cushman & Wakefield of Pennsylvania, Inc. and Manager of its Valuation Advisory Services Department in Philadelphia. Cushman & Wakefield is a international full service real estate organization and a Rockefeller Group Company.

     Senior Appraiser, Cushman & Wakefield Appraisal Division, specializing in commercial and industrial real estate appraisal and investment counseling throughout the nation from January, 1980 to September, 1985.

     Staff Appraiser, Boyle/Helbig Realty, Inc. of Philadelphia, Pennsylvania, specializing in commercial and industrial real estate appraisal and investment counseling throughout a wide geographic area from December, 1977 to December, 1979.

     Associate, Michael Singer Real Estate Company of Philadelphia, Pennsylvania, specializing in the investment, leasing and management of local commercial and residential real estate from June, 1975 to December, 1977.

Formal Education

     Drexel University, Philadelphia, Pennsylvania
      Master of Business Administration - 1982

     Saint Joseph's College, Philadelphia, Pennsylvania
      Bachelor of Arts - 1975

     Appraisal Institute, Chicago, Illinois
      Required Courses of Study Leading to the MAI Designation
      Various Lectures and Seminars for Continuing Education Credits

     Board of Realtors, Philadelphia, Pennsylvania
      Required Courses of Study for State Licensure

                                                  Qualifications of John B. Rush
================================================================================

Qualified Expert Witness

     United States Bankruptcy Court,
      Eastern District of Pennsylvania

     United States Bankruptcy Court,
      Middle District of Pennsylvania

     Court of Common Pleas
      Dauphin County, Pennsylvania

     Board of Assessment Appeals
      Bucks County, Pennsylvania

     Board of Revision of Taxes
      City of Philadelphia

     Board of Tax Review
      City of Philadelphia

     Board of Assessment Appeals
      Dauphin County, Pennsylvania

                          Commonwealth of Pennsylvania
                              Department of State
                Bureau of Professional and Occupational Affairs
                    P.O. Box 2649, Harrisburg, PA 17105-2649

                                     [SEAL]

                                 Classification

                               GENERAL APPRAISER

Certificate Number         Certification Date       Issued            Expires
   GA-000331-L               SEP  10  1991       MAY  15  1995      JUN  30 1997


                                                  Issued To:
/s/ John B. Rush
------------------------------------
Signature                                         JOHN BENJAMIN RUSH
                                                  325 POWDER HORN ROAD
                                                  FORT WASHINGTON      PA  19034

/s/ Dorothy Childress
------------------------------------
Commissioner of Professional and
Occupational Affairs